                                                                      EXHIBIT 99


                            SKY FINANCIAL GROUP, INC.
            SUPPLEMENTAL FINANCIAL STATEMENTS AND RELATED INFORMATION

Effective October 2, 1998, Mid Am Inc. ("Mid Am"), Bowling Green, Ohio, merged into Citizens Bancshares, Inc. ("Bancshares"), Salineville, Ohio. In conjunction with the merger, Bancshares changed its name to Sky Financial Group, Inc. ("Sky"). The transaction was affected through the exchange of .77 Bancshares common shares for each of Mid Am's outstanding common shares, with cash paid in lieu of fractional shares. The merger was accounted for as a pooling of interests. Because the merged business is considered significant pursuant to Rule 11-01(b) of Regulation S-X, the following information is presented, as restated for that merger, as well as Bancshares' May 12, 1998 merger with Century Financial Corporation ("Century"), Rochester, Pennsylvania, and March 6, 1998 merger with UniBank, Steubenville, Ohio. The Century and the UniBank mergers were also accounted for as poolings of interests, and were affected through the exchange of .7926 and 26.5 common shares of Bancshares common shares for each of Century's and Unibank's outstanding common shares, respectively, with cash paid in lieu of fractional shares. The Century merger was considered significant pursuant to Rule 11-01(b) of Regulation S-X while the Unibank merger was not considered significant under the same Rule.

The following supplemental financial statements and other information is presented to reflect the mergers with Mid Am, Century and UniBank.

SUPPLEMENTAL ANNUAL CONSOLIDATED FINANCIAL STATEMENTS
     Supplemental Consolidated Balance Sheets............................................     2
     Supplemental Consolidated Statements of Income......................................     3
     Supplemental Consolidated Statements of Changes in Shareholders' Equity.............     4
     Supplemental Consolidated Statements of Cash Flows..................................     6
     Notes to Supplemental Consolidated Financial Statements.............................     8
     Report of Independent Auditors .....................................................    39

SUPPLEMENTAL SELECTED CONSOLIDATED FINANCIAL DATA........................................    40

SUPPLEMENTAL FINANCIAL REVIEW............................................................    41

SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS

     Supplemental Interim Condensed Consolidated Balance Sheets..........................    63
     Supplemental Interim Condensed Consolidated Statements of Income....................    64
     Supplemental Interim Condensed Consolidated Statements of Comprehensive Income......    65
     Supplemental Interim Condensed Consolidated Statements of Changes in

       Shareholders' Equity..............................................................    65
     Supplemental Interim  Condensed Consolidated Statements of Cash Flows...............    66
     Notes to Supplemental Interim Consolidated Financial Statements.....................    67

MANAGEMENT'S DISCUSSION AND ANALYSIS OF SUPPLEMENTAL INTERIM

     FINANCIAL CONDITION AND RESULTS OF OPERATIONS.......................................    75

-------------------------------------------------------------------------------
                                       1.

                            SKY FINANCIAL GROUP, INC.
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                           December 31, 1997 and 1996
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


                                                                                              December 31,
                                                                                          1997             1996
                                                                                          ----             ----

ASSETS
     Cash and due from banks                                                        $     138,105    $      131,855
     Federal funds sold                                                                    36,526            37,166
     Interest-bearing deposits with financial institutions                                  6,389             3,835
     Securities available for sale                                                        818,267           766,815
     Securities held to maturity (Estimated fair value $88,018 in
       1997 and $88,627 in 1996)                                                           87,207            88,371
     Loans held for sale                                                                   17,711            15,118
     Total loans                                                                        2,741,406         2,570,143
       Less allowance for credit losses                                                   (35,901)          (31,301)
                                                                                    -------------    --------------
         Net loans                                                                      2,705,505         2,538,842
     Premises and equipment                                                                84,697            78,209
     Accrued interest receivable and other assets                                          88,491            63,792
                                                                                    -------------    --------------
         Total  assets                                                              $   3,982,898    $    3,724,003
                                                                                    =============    ==============

LIABILITIES
     Deposits
       Noninterest-bearing deposits                                                 $     354,658    $      330,114
       Interest-bearing deposits                                                        2,785,967         2,735,139
                                                                                    -------------    --------------
         Total deposits                                                                 3,140,625         3,065,253
     Securities sold under repurchase agreements and federal funds
       purchased                                                                          182,362           186,782
     Debt and Federal Home Loan Bank advances                                             283,369           103,170
     Accrued interest payable and other liabilities                                        39,115            36,133
                                                                                    -------------    --------------
         Total liabilities                                                              3,645,471         3,391,338
                                                                                    -------------    --------------

SHAREHOLDERS' EQUITY
     Serial preferred stock, $10.00 par value; 10,000,000 shares authorized; none issued
     Preferred stock, no par value; 2,000,000 shares authorized;
       1,203,725 shares issued in 1996                                                                       30,093
     Common stock, no par value; 150,000,000 shares authorized;
       36,572,758 and 35,404,723 shares issued in 1997 and 1996                           207,314           187,471
     Retained earnings                                                                    128,427           116,640
     Treasury stock; 169,475 and 60,219 shares in 1997 and 1996                            (4,096)           (1,178)
     ESOP obligations and unearned shares                                                    (325)             (413)
     Unrealized gain on securities available for sale                                       6,107                52
                                                                                    -------------    --------------
         Total shareholders' equity                                                       337,427           332,665
                                                                                    -------------    --------------
         Total liabilities and shareholders' equity                                 $   3,982,898    $    3,724,003
                                                                                    =============    ==============

--------------------------------------------------------------------------------

          See notes to supplemental consolidated financial statements.

                                       2.

                            SKY FINANCIAL GROUP, INC.
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                 For the years December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


                                                                              1997           1996           1995
                                                                              ----           ----           ----
INTEREST INCOME
     Loans, including fees                                               $   245,453    $   225,377     $   213,427
     Securities
         Taxable                                                              50,726         48,753          49,407
         Nontaxable                                                            3,900          4,563           4,983
     Federal funds sold and other                                              2,790          4,272           5,517
                                                                         -----------    -----------     -----------
         Total interest income                                               302,869        282,965         273,334
                                                                         -----------    -----------     -----------

INTEREST EXPENSE
     Deposits                                                                120,554        118,286         114,940
     Borrowed funds                                                           24,331         13,200          13,999
                                                                         -----------    -----------     -----------
         Total interest expense                                              144,885        131,486         128,939
                                                                         -----------    -----------     -----------

NET INTEREST INCOME                                                          157,984        151,479         144,395

PROVISION FOR CREDIT LOSSES                                                    9,862          6,816           5,506
                                                                         -----------    -----------     -----------

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES                        148,122        144,663         138,889
                                                                         -----------    -----------     -----------

OTHER INCOME
     Trust department income                                                   3,024          2,391           2,010
     Service charges and fees on deposit accounts                             13,197         11,110          10,177
     Mortgage banking income                                                  14,488         11,152           8,565
     Brokerage commissions                                                     6,083          9,156           9,540
     Collection agency fees                                                    5,053          4,213           3,399
     Net securities gains (losses)                                              (122)         1,553             248
     Net gains on sales of commercial financing loans                         13,027          2,992             -
     Other income                                                             22,810         15,669           9,547
                                                                         -----------    -----------     -----------
         Total other income                                                   77,560         58,236          43,486
                                                                         -----------    -----------     -----------

OTHER EXPENSES
     Salaries and employee benefits                                           77,423         63,076          54,218
     Occupancy and equipment expense                                          21,362         19,586          18,478
     Merger, integration, and restructuring expense                              200            838             711
     Other operating expense                                                  48,295         49,656          45,181
                                                                         -----------    -----------     -----------
         Total other expenses                                                147,280        133,156         118,588
                                                                         -----------    -----------     -----------

INCOME BEFORE INCOME TAXES                                                    78,402         69,743          63,787
INCOME TAXES                                                                  25,101         22,021          20,026
                                                                         -----------    -----------     -----------

NET INCOME                                                               $    53,301    $    47,722     $    43,761
                                                                         ===========    ===========     ===========

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                              $    52,696    $    45,315     $    41,010
                                                                         ===========    ===========     ===========

BASIC EARNINGS PER COMMON SHARE                                          $      1.46    $      1.29     $     1.15
                                                                         ===========    ===========     ==========
DILUTED EARNINGS PER COMMON SHARE                                        $      1.43    $      1.25     $     1.13
                                                                         ===========    ===========     ==========

--------------------------------------------------------------------------------

          See notes to supplemental consolidated financial statements.

                                       3.

                            SKY FINANCIAL GROUP, INC.
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES
                             IN SHAREHOLDERS' EQUITY
                 For the years December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------



                                                                                    ESOP     Unrealized
                                                                                 Obligation  Gain (Loss)
                                                                                     and    On Securities
                                 Preferred     Common       Retained   Treasury   Unearned    Available
                                   Stock        Stock       Earnings     Stock     Shares     For Sale       Total
                                   -----        -----       --------     -----     ------     --------       -----

Balance, January 1, 1995        $  40,200   $  162,934    $ 100,845    $     (25)  $ (150)   $(11,661)   $  292,143
Net income                                                   43,761                                          43,761
Preferred cash dividends                                     (2,751)                                         (2,751)
Common cash dividends
  ($.25 per share)                                          (17,582)                                        (17,582)
Common stock dividend
  (1,313,436 shares)                            18,000      (18,000)
Unrealized gains on securities
  available for sale                                                                           14,937        14,937
Treasury shares acquired                                                  (9,213)                            (9,213)
Treasury shares issued                                                       793                                793
Preferred stock conversions        (4,631)       4,631
Fractional shares and other
  items                                            711         (355)                 (181)                      175
                                ---------   ----------    ---------    ---------   ------    --------    ----------

Balance, December 31, 1995         35,569      186,276      105,918       (8,445)    (331)      3,276       322,263
Net income                                                   47,722                                          47,722
Preferred cash dividends                                     (2,407)                                         (2,407)
Common cash dividends
  ($.42 per share)                                          (19,948)                                        (19,948)
Common stock dividend
  (1,521,142 shares including
   873,946 shares issued from
   treasury)                                    (3,271)     (14,604)      17,875
Unrealized gains on securities
  available for sale                                                                           (3,224)       (3,224)
Treasury shares acquired                                                 (11,020)                           (11,020)
Treasury shares issued                                                       412                                412
Preferred stock conversions        (5,476)       5,476
Pre-merger acquisition of
  pooled affiliate common
  shares                                        (1,127)                                                      (1,127)
Fractional shares and other
  items                                            117          (41)                  (82)                       (6)
                                ---------   ----------    ---------    ---------   ------    --------    ----------

Balance, December  31, 1996     $  30,093   $  187,471    $ 116,640    $  (1,178)  $ (413)   $     52    $  332,665



--------------------------------------------------------------------------------

          See notes to supplemental consolidated financial statements.


                                       4.

                            SKY FINANCIAL GROUP, INC.
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES
                       IN SHAREHOLDERS' EQUITY (Continued)
                 For the years December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------

                                                                                    ESOP     Unrealized
                                                                                 Obligation  Gain (Loss)
                                                                                     and    On Securities
                                 Preferred     Common       Retained   Treasury   Unearned    Available
                                   Stock        Stock       Earnings     Stock     Shares     For Sale       Total
                                   -----        -----       --------     -----     ------     --------       -----

Balance, December  31, 1996     $  30,093   $  187,471    $ 116,640    $  (1,178)  $ (413)   $     52    $  332,665
Net income                                                   53,301                                          53,301
Preferred cash dividends                                       (605)                                           (605)
Common cash dividends
  ($.56 per share)                                          (23,816)                                        (23,816)
Common stock dividend
  (1,739,877 shares including
   313,835 shares issued from
   treasury)                                    10,608      (17,020)       6,412
Unrealized gains on securities
  available for sale                                                                            6,055         6,055
Treasury shares acquired                                                 (10,217)                           (10,217)
Treasury shares issued                             481                       887                              1,368
Preferred stock conversions       (17,213)      17,213
Preferred stock retired           (12,880)      (8,921)                                                     (21,801)
Fractional shares and other
  items                                            462          (73)                   88                       477
                                ---------   ----------    ---------    ---------   ------    --------    ----------

Balance, December 31, 1997      $     -     $  207,314    $ 128,427    $  (4,096)  $ (325)   $  6,107    $  337,427
                                =========   ==========    =========    =========   ======    ========    ==========

--------------------------------------------------------------------------------

          See notes to supplemental consolidated financial statements.

                                       5.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the years December 31, 1997, 1996 and 1995
                             (Dollars in thousands)

--------------------------------------------------------------------------------


                                                                              1997           1996           1995
                                                                              ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                         $     53,301    $    47,722     $    43,761
     Adjustments to reconcile net income to net cash
       provided by operating activities:
         Depreciation and amortization                                        14,428         12,163          13,002
         Net gains on sales of assets                                        (35,029)       (17,602)         (6,280)
         Provision for credit losses                                           9,862          6,816           5,506
         Net change in loans held for sale                                    16,096          9,447           3,200
         Net change in other assets and liabilities                           (1,649)         7,568          (9,877)
                                                                        ------------    -----------     -----------
              Net cash provided by operating activities                       57,009         66,114          49,312
                                                                        ------------    -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Net increase (decrease) in interest-bearing deposits
           with financial institutions                                        (2,554)           961           1,459
     Net increase (decrease) in federal funds sold                               640         69,302         (85,359)
     Securities available for sale:
         Proceeds from maturities and payments                               190,373        224,430          82,749
         Proceeds from sales                                                  85,950         55,983          69,703
         Purchases                                                          (313,848)      (190,517)       (146,614)
     Securities held to maturity:
         Proceeds from maturities and payments                                59,723         49,888         106,038
         Purchases                                                           (58,444)       (57,565)        (79,719)
     Proceeds from sales of loans                                             32,309         42,383          53,633
     Net increase in loans                                                  (170,782)      (280,115)       (177,145)
     Purchases of premises and equipment                                     (18,165)       (14,029)         (9,869)
     Purchases of life insurance contracts                                   (20,000)          (500)           (724)
     Purchases of loans                                                      (11,989)        (3,604)            -
     Proceeds from sales of premises and equipment                             2,489            782           1,125
     Proceeds from sales of other real estate                                  3,090            609           3,476
     Cash acquired through acquisitions                                          -               80              31
                                                                        ------------    -----------     -----------
              Net cash used by investing activities                         (221,208)      (101,912)       (181,216)
                                                                        ------------    -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Cash transferred in connection with sale of
       branch deposits                                                       (84,927)           -               -
     Net increase in deposit accounts                                         70,798         25,713         189,088
     Net increase (decrease) in federal funds and repurchase
       agreements                                                             (4,420)        74,773            (619)
     Net increase (decrease) in short-term FHLB advances                      92,710        (21,500)          8,730
     Proceeds from issuance of debt and long-term FHLB
       advances                                                              137,175         21,350          23,601
     Repayment of debt and long-term FHLB advances                           (49,686)       (42,965)        (42,886)
     Cash dividends and fractional shares paid                               (24,041)       (22,371)        (19,231)
     Pre-merger acquisition of pooled affiliate common stock                     -           (1,127)            -
     Purchases of branch deposits, net                                        64,605            -               -



--------------------------------------------------------------------------------


          See notes to supplemental consolidated financial statements.

                                       6.

                            SKY FINANCIAL GROUP, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
           (Continued) For the years December 31, 1997, 1996 and 1995
                             (Dollars in thousands)

--------------------------------------------------------------------------------

                                                                              1997           1996           1995
                                                                              ----           ----           ----

CASH FLOWS FROM FINANCING ACTIVITIES (Continued)
     Preferred stock retired                                                 (21,801)           -               -
     Proceeds from issuance of common stock                                    1,311            696           1,027
     Treasury stock purchases                                                (10,690)       (11,219)         (9,322)
     Other items                                                                (585)            (6)            235
                                                                        ------------    -----------     -----------
              Net cash provided by financing activities                      170,449         23,344         150,623
                                                                        ------------    -----------     -----------

NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS                             6,250        (12,454)         18,719
     Effect on cash of conforming the year ends of
       pooled entities                                                           -              -               145
CASH AND DUE FROM BANKS AT BEGINNING OF YEAR                                 131,855        144,309         125,445
                                                                        ------------    -----------     -----------

CASH AND DUE FROM BANKS AT END OF YEAR                                  $    138,105    $   131,855     $   144,309
                                                                        ============    ===========     ===========


NONCASH TRANSACTIONS:
     Securitization of loans held for sale                              $      6,344    $    73,527     $     3,685
                                                                        ============    ===========     ===========

--------------------------------------------------------------------------------


          See notes to supplemental consolidated financial statements.

                                       7.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These supplemental consolidated financial statements give retroactive effect to the merger transactions accounted for by the pooling of interests method as discussed in Note 2 of these supplemental consolidated financial statements and, as a result, the supplemental consolidated balance sheets, and statements of income, changes in shareholders' equity and cash flows are presented as if the Sky Financial Group, Inc. ("Company") -- formerly known as Citizens Bancshares, Inc. ("Bancshares"), Mid Am Inc. ("Mid Am"), UniBank and Century Financial Corporation ("CFC") had been consolidated for all periods presented. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued. The supplemental consolidated financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Bancshares, Mid Am and CFC included in their December 31, 1997 Annual Reports on Form 10-K, and UniBank's historical financial statements included in its December 31, 1997 Annual Report furnished to shareholders.

The accounting and reporting policies followed by the Company conform to generally accepted accounting principles and to general practices within the financial services industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

The Company's business is primarily related to commercial banking and related services. The Company also operates businesses relating to collection activities, broker-dealer operations and commercial finance lending. However, the revenues, operating profit and assets of the collection business, broker-dealer business and finance company are not material to warrant separate disclosure. The Company's predominant business continues to be banking.

In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131 "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 establishes new standards for the way public companies report information about their operating segments in annual and interim financial statements. The Company will be required to adopt SFAS 131 no later than December 31, 1998. SFAS 131 adopts a management approach to determine operating segments and then imposes quantitative criteria to determine which operating segments, if any, must be reported. The Company is currently evaluating SFAS 131 and has not determined what operating segments will be reported under the new standards disclosure rules which, on an annual basis, will include information regarding each reportable operating segments, products and services, factors used to determine reportable segments, and certain operating information such as interest revenue, interest expense, and profit or loss of the operating segment.


--------------------------------------------------------------------------------

                                   (Continued)

                                       8.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

A summary of the significant accounting policies follows.

CONSOLIDATION - The consolidated financial statements of the Company include the accounts of Citizens Banking Company ("Citizens"), Mid American National Bank and Trust Company ("Mid Am Bank"), First National Bank Northwest Ohio ("First National"), American Community Bank, N.A. ("AmeriCom"), AmeriFirst Bank, N.A. ("AmeriFirst"), Adrian State Bank ("Adrian"), Century National Bank ("Century"), Mid Am Recovery Services, Inc. ("MARSI"), MFI Investments Corp. ("MFI"), Mid Am Credit Corp. ("MACC"), Mid Am Financial Services, Inc. ("MAFSI"), Simplicity Mortgage Consultants, Inc. ("Simplicity"), Mid Am Private Trust, N.A. ("MAPT") Mid Am Information Services, Inc ("MAISI"), Mid Am Capital Trust I ("MACT"), ValueNet (a wholly-owned subsidiary of Citizens), Freedom Financial Life Insurance Company, Freedom Express, Inc. and various other insignificant subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

CASH AND DUE FROM BANKS - The Company's subsidiary banks were required to have approximately $40,910 of cash on hand or on deposit with the Federal Reserve Bank to meet regulatory reserve requirements at December 31, 1997.
These balances do not earn interest.

SECURITIES - The Company classifies its securities as held to maturity, trading or available for sale. Securities classified as available for sale are carried at estimated fair value. The unrealized appreciation or depreciation from the securities' acquisition cost is recorded in a valuation account, net of the applicable income tax effect, in the shareholders' equity section of the statement of condition. Securities classified as available for sale are those that management intends to sell or that could be sold for liquidity, investment management or similar reasons, even if there is not a present intention to make such a sale. Equity securities that have a readily determinable fair value are also classified as available for sale. Securities classified as held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts using the interest method. Securities classified as held to maturity are those that management has the positive intent and ability to hold to maturity. Trading securities are acquired for sale in the near term and are carried at fair value, with unrealized holding gains and losses reflected in earnings. The Company held no trading securities during any period presented. Amortization of premiums and accretion of discounts are recorded in interest income using the interest method over the period to maturity, which is sometimes estimated. The amount of unrealized appreciation or depreciation relating to a security which is available for sale is recognized in the income statement upon sale of the security using the specific identification method to determine the security's cost.

DERIVATIVE FINANCIAL INSTRUMENTS - The Company's hedging policies permit the use of interest rate swaps, caps and floors to manage interest rate risk or to hedge specified assets and liabilities. Derivative financial instruments are not used for trading purposes. Through December 31, 1997, the Company has not used any derivative financial instruments for hedging purposes, but may do so in the future.

PLEDGED SECURITIES - The carrying value of securities pledged to secure public and trust deposits, securities sold under agreements to repurchase and for other purposes as required by law amounted to $532,994 and $510,927 at December 31, 1997 and 1996, respectively.



--------------------------------------------------------------------------------

                                   (Continued)

                                       9.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

LOANS HELD FOR SALE - Certain residential mortgage loans are originated for sale in the secondary mortgage-loan market. Additionally, certain other loans and leases are periodically identified to be sold. These loans and leases are classified as loans held for sale and carried at the lower of cost or estimated fair value taken together. Fair value is determined on the basis of rates quoted in the respective secondary market for the type of loan or lease held for sale. Loans and leases are generally sold at a premium or discount from the carrying amount of the loans. Such premium or discount is recognized at the date of sale. Fixed commitments may be used at the time loans are originated or identified for sale to mitigate interest rate risk.

MORTGAGE SERVICING RIGHTS - The cost of mortgage loans which the Company originates or purchases under a definitive plan to sell or securitize is allocated between the mortgage servicing rights and the cost of the mortgage based on the relative fair values at date of origination or purchase. The fair value of the mortgage servicing rights is determined by discounting expected servicing income cash flows, net of certain servicing costs, by a rate which is comparable to the then current interest-only strip rate. The cost of those mortgage loans which are originated or purchased without a definitive plan to sell or securitize is not allocated between mortgage servicing rights and the cost of the mortgage until the date of sale or securitization.

Mortgage servicing rights assets are amortized in proportion to and over the period of estimated net servicing income. Management periodically evaluates mortgage servicing assets for impairment by discounting the expected future cash flows, taking into consideration the estimated level of prepayments based upon current industry expectations.

INTEREST AND FEES ON LOANS - Interest income on loans is accrued over the term of the loans using the simple-interest method based on the amount of principal outstanding. The accrual of interest is discontinued on a loan when management believes that the collection of interest is doubtful. Restructured loans are those loans on which concessions in terms have been granted because of a borrower's financial difficulty. Interest is generally accrued on such loans in accordance with their original contractual rates. Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized as an adjustment to the related loan's yield. The Company is amortizing these amounts over the contractual life of the related loans.

ALLOWANCE FOR CREDIT LOSSES -- The allowance for credit losses is established through a provision for credit losses charged to expense. Loans and leases are charged against the allowance for credit losses when management believes the full collectibility of the loan is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans and commitments to extend credit. The allowance and provision take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality, loan concentrations, specific problem loans, leases and commitments, and current and anticipated economic conditions that may affect the borrowers' ability to pay. Allowances established to provide for losses under commitments to extend credit, or recourse provisions under loan and lease sales agreements or servicing agreements are classified with other liabilities.

A loan is considered impaired when it is probable that not all principal and interest amounts will be collected according to the loan contract. Residential mortgage, installment and other consumer loans are collectively evaluated for impairment. Individual commercial loans exceeding size thresholds established by management are evaluated for impairment. Impaired loans are recorded at the loan's fair value by the establishment of a specific allowance where necessary. The fair value of collateral-dependent loans is determined by the fair value of the underlying collateral. The fair value of noncollateral-dependent loans is determined by discounting expected future interest and principal payments at the loan's effective interest rate.


--------------------------------------------------------------------------------

                                   (Continued)

                                       10.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

OTHER REAL ESTATE OWNED - Real estate acquired in settlement of a loan is carried in other assets at the lower of the recorded investment in the property or its fair value. Prior to foreclosure, the value of the underlying loan is written down to the fair value of the real estate to be acquired by a charge to the allowance for credit losses, if necessary. At the time of foreclosure, an allowance is established for estimated selling costs. Any subsequent write-downs required by changes in estimated fair value or disposal expenses are provided through this allowance and the provision is charged to operating expense. Carrying costs of such properties, net of related income, and gains and losses on their disposition are charged or credited to operating expense as incurred. At December 31, 1997 and 1996, other real estate owned totaled $529 and $2,759.

PREMISES AND EQUIPMENT - Premises and equipment are stated at cost, less accumulated depreciation which is computed primarily using the straight-line method. The adjusted cost of the specific assets sold or disposed of is used to compute gains or losses on disposal. These assets are reviewed for impairment when events indicate their carrying value may not be recoverable.

INTANGIBLE ASSETS - Goodwill is amortized using the straight-line method over periods ranging from 15 to 25 years. Core deposit intangible assets acquired before 1992 are amortized using the straight-line method over periods ranging from 10 to 15 years. Core deposit intangible assets acquired on or after January 1, 1992 are amortized using an accelerated method over periods ranging from 10 to 15 years. Net intangible assets at December 31, 1997 and 1996 aggregated $17,925 and $12,439 respectively.

MERGER, INTEGRATION AND RESTRUCTURING EXPENSE - Included in other operating expense is a charge for merger, integration and restructuring expenses, which primarily represents professional fees, early retirement, other personnel related costs and the write-off of certain equipment in the elimination of duplicate facilities in mergers and acquisitions.

INCOME TAXES - The Company utilizes an asset and liability approach for financial accounting and reporting of income taxes. The provision for income taxes is based on pre-tax income which differs in some respects from taxable income. Deferred income taxes are provided using the current tax rate for differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes.

TRUST ACTIVITIES - Income from trust fiduciary activities has been recognized on the accrual basis. Assets held by the Company in fiduciary or agency capacities (other than cash on deposit at the Company's bank subsidiaries) for its customers are not included in the consolidated statement of condition as such items are not assets of the Company.

EARNINGS PER SHARE - Earnings per share amounts reflect the implementation of SFAS No. 128, "Earnings per Share." SFAS 128 established new standards for computing and presenting earnings per share and requires all prior period earnings per share data be restated to conform with the provisions of the statement. Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of shares outstanding during the period, as restated for shares issued in business combinations accounted for as poolings-of-interests (see Note 2), stock splits and stock dividends. Diluted earnings per share is computed using the weighted average number of shares determined for the basic computation plus the number of shares of common stock that would be issued assuming all contingently issuable shares having a dilutive effect on earnings per share were outstanding for the period.



--------------------------------------------------------------------------------

                                   (Continued)

                                       11.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The weighted average number of common shares outstanding for basic and diluted earnings per share computations were as follows:

                                                                              1997           1996           1995
                                                                              ----           ----           ----
NUMERATOR
     Net income                                                         $     53,301    $    47,722     $    43,761
     Less:  Preferred stock dividends                                           (605)        (2,407)         (2,751)
                                                                        ------------    -----------     -----------
         Net income available to common shareholders (Basic)                  52,696         45,315          41,010

     Effect of dilutive securities:
     Convertible preferred stock                                                 605          2,407           2,751
                                                                        ------------    -----------     -----------
         Net income (Diluted)                                           $     53,301    $    47,722     $    43,761
                                                                        ============    ===========     ===========

DENOMINATOR:
     Weighted-average common shares outstanding (Basic)                   36,025,000     35,213,000      35,547,000
     Effect of stock options                                                 322,000        230,000          98,000
     Convertible preferred stock                                             856,000      2,772,000       3,137,000
                                                                        ------------    -----------     -----------
     Weighted-average common shares outstanding (Diluted)                 37,203,000     38,215,000      38,782,000
                                                                        ============    ===========     ===========

EARNINGS PER SHARE:
     Basic                                                              $       1.46    $      1.29     $     1.15
                                                                        ============    ===========     ==========
     Diluted                                                            $       1.43    $      1.25     $     1.13
                                                                        ============    ===========     ==========

The Company's Board of Directors declared a two-for-one stock split payable June 1, 1998 to shareholders of record May 12, 1998 and a three-for-two stock split payable January 12, 1996 to shareholders of record December 31, 1995. In addition, Mid Am declared 10% stock dividends in each year. All share and per share data have been retroactively adjusted to reflect the mergers discussed in
Note 2, stock dividends and splits.

TRANSFERS OF FINANCIAL ASSETS - Effective January 1, 1997, the Company adopted SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 125 established new accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. SFAS 125 focuses on the concept of control. Under this approach, after a transfer of financial assets, the Company recognizes the financial and servicing assets it controls and the liabilities it has incurred, and derecognizes financial assets when control has been surrendered, and derecognize liabilities when extinguished.

The Company transfers certain residential mortgage loans originated by its bank subsidiaries and MAFSI and loans and leases originated by MACC. The Company accounts for these transfers as sales under the provisions of SFAS 125; accordingly, the loans and leases transferred have been derecognized. The Company had accounted for these transfers as sales prior to the issuance of SFAS 125; therefore, the impact of adopting SFAS 125 was not material to the 1997 results of operations.

TREASURY STOCK - Shares of the Company's stock are acquired for purposes of issuance in connection with stock option plans and for future stock dividend declarations. The treasury shares acquired are recorded at cost.



--------------------------------------------------------------------------------

                                   (Continued)

                                       12.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

STOCK-BASED COMPENSATION - Pro forma disclosures of compensation cost of stock-based awards have been determined using the fair value method which considers the time value of the option considering the volatility of the Company's stock and the risk-free interest rate over the expected life of the option using a Black-Scholes valuation model.

STATEMENT OF CASH FLOWS - The Company considers cash on hand, deposits maintained with the Federal Reserve Bank and cash due from other banks, all of which are included in the caption Cash and Due from Banks, as cash for purposes of the Statement of Cash Flows. The Company reports net cash flows for federal funds sold, interest-bearing deposits with other financial institutions, customer loan transactions, deposit transactions, repurchase agreements, and short-term borrowings. For the years ended December 31, 1997, 1996 and 1995, the Company paid interest of $143,101, $132,459 and $125,981, and income taxes of $29,623, $18,960 and $19,498.

COMPREHENSIVE INCOME - In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting of comprehensive income and its components. This Statement will be effective for the Company for the year ending December 31, 1998. This Statement requires that entities classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and surplus in the equity section of a statement of financial condition. Comprehensive income is composed of net income and "other comprehensive income." Other comprehensive income includes charges or credits to equity that are not the result of transactions with the entities' shareholders. Currently, the only item of other comprehensive income from the activities of the Company relate to the unrealized gains and losses of the Company's portfolio of available for sale securities. The Company anticipates reporting comprehensive income in the Statement of Changes in Shareholders' Equity. Upon adoption, the financial statements of earlier periods will be restated for comparative purposes.

RECLASSIFICATIONS - Certain amounts in the 1996 and 1995 consolidated financial statements and pooled affiliates' financial statements have been reclassified to conform to the Company's 1997 presentation.

NOTE 2 - MERGERS, ACQUISITIONS AND DIVESTITURES

Effective October 2, 1998, Bancshares and Mid Am affiliated in a merger-of-equals transaction which was accounted for as a pooling of interests. Shareholders of Mid Am received 0.77 shares of Bancshares common stock for each share of Mid Am stock owned, with cash paid in lieu of fractional shares. In conjunction with the merger, Bancshares changed its name to Sky Financial Group, Inc. Mid Am had assets of approximately $2.3 billion, with 83 banking offices located in western Ohio and southern Michigan. Mid Am also owned 7 financial services subsidiaries, now subsidiaries of the Company, which engage in lines of business closely related to banking.

Effective March 6, 1998, UniBank, Steubenville, Ohio, affiliated with the Corporation by merging into Citizens. The transaction was affected through the exchange of 26.5 common shares of the Bancshares for each of UniBank's outstanding common shares, with cash paid in lieu of fractional shares. Unibank had assets of approximately $216,000 with 12 offices in Jefferson and Columbiana counties in Ohio, and is operated as part of Citizens' branch network.


--------------------------------------------------------------------------------

                                   (Continued)

                                       13.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------


NOTE 2 - MERGERS, ACQUISITIONS AND DIVESTITURES (Continued)

Effective May 12, 1998, Century Financial Corporation, Rochester, Pennsylvania, merged into Bancshares. The transaction was affected through the exchange of
 .7926 common shares of Bancshares for each of Century's outstanding common shares, with cash paid in lieu of fractional shares. CFC had assets of approximately $453,000 with 13 branches in Beaver and Butler counties in Pennsylvania. Initially, Century will operate as a wholly-owned subsidiary of the Company.

The transactions were accounted for as poolings of interests. As discussed in
Note 1, the supplemental consolidated financial statements give retroactive effect to the transactions. The following is a summary of the separate results of operations of the Company, UniBank and Century for the years ended December 31:

                                             1997                  1996                 1995
                                             ----                  ----                 ----
Net interest income
     Company                            $    42,625           $    42,533           $    39,640
     Mid Am                                  89,526                84,914                82,227
     UniBank                                  8,437                 7,334                 7,468
     Century                                 17,396                16,698                15,060
                                        -----------           -----------           -----------
         Combined                       $   157,984           $   151,479           $   144,395
                                        ===========           ===========           ===========

Net income
     Company                            $    16,756           $    14,706           $    12,563
     Mid Am                                  30,881                25,992                24,967
     UniBank                                  1,442                 2,118                 1,963
     Century                                  4,222                 4,906                 4,268
                                        -----------           -----------           -----------
         Combined                       $    53,301           $    47,722           $    43,761
                                        ===========           ===========           ===========

On July 22, 1998, Bancshares entered into an agreement and plan of merger with The Ohio Bank, Findlay, Ohio, whereby shareholders of the Ohio Bank will receive
63.25 Bancshares common shares for each share of The Ohio Bank owned. The Ohio Bank had assets of $579,405 and $539,031 as of December 31, 1997 and 1996, and net income of $6,019, $5,428 and $5,306 in 1997, 1996 and 1995. The merger is subject to approval by regulatory agencies and The Ohio Bank's shareholders, and is expected to be completed during the fourth quarter of 1998.

On November 21, 1997, Bancshares acquired the Martins Ferry, St. Clairsville and Barnsville, Ohio branches of Metropolitan Savings Bank of Ohio, an affiliate of FNB Corporation, Hermitage, Pennsylvania. In the transaction, Bancshares acquired $25.2 million of loans and approximately $1 million of other assets, assumed $64.2 million of deposit liabilities and received approximately $32.9 million of funds. Bancshares paid a premium of $5.8 million in the transaction, which is reflected in other assets in the supplemental consolidated balance sheet and is being amortized on an accelerated basis over 15 years.

On May 16, 1997, prior to its merger, UniBank assumed certain deposit liabilities and purchased certain assets from National City Bank, Northeast. In the transaction, UniBank received $31.2 million of funds and approximately $1 million of other assets, and assumed $34.1 million of deposit liabilities. UniBank paid a premium of $1.9 million on the transaction, which is reflected in other assets in the supplemental consolidated balance sheet and is being amortized on an accelerated basis over 10 years.

Bancshares also entered merger transactions on October 11, 1996, with The Navarre Deposit Bank Company, Navarre, Ohio, and on December 31, 1995, with The Western Reserve Bank of Ohio, Lowellville, Ohio. Each transaction was accounted for as a pooling of interests. Bancshares issued 1,014,000 shares in the Navarre transaction and 840,000 shares in the Western Reserve transaction.



--------------------------------------------------------------------------------

                                   (Continued)

                                       14.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------

NOTE 3 - SECURITIES

The amortized costs, unrealized gains and losses and estimated fair values at year-end are as follows:

                                                                           Gross            Gross        Estimated
                                                          Amortized     Unrealized       Unrealized        Fair
                                                            Cost           Gains           Losses          Value
                                                            ----           -----           ------          -----

1997
----

SECURITIES AVAILABLE FOR SALE
U.S.  Treasury securities                              $     83,850     $       628    $      (139)    $     84,339
U.S.  Government agencies and corporations                  138,689           1,350           (362)         139,677
Obligations of states and political
  subdivisions                                               55,830           1,488            (87)          57,231
Corporate and other securities                               27,870             328           (108)          28,090
Mortgage-backed securities                                  449,161           3,121         (1,278)         451,004
                                                       ------------     -----------    -----------     ------------
         Total debt securities available for sale           755,400           6,915         (1,974)         760,341
Marketable equity securities                                 53,488           4,440             (2)          57,926
                                                       ------------     -----------    -----------     ------------
         Total securities available for sale           $    808,888     $    11,355    $    (1,976)    $    818,267
                                                       ============     ===========    ===========     ============

SECURITIES HELD TO MATURITY
U.S.  Treasury securities                              $     38,618     $       158    $        (8)    $     38,768
U.S.  Government agencies and corporations                   22,981              51            (13)          23,019
Obligations of states and political
  subdivisions                                               22,013             428                          22,441
Corporate and other securities                                1,496                            (24)           1,472
Mortgage-backed securities                                    2,099             219                           2,318
                                                       ------------     -----------    -----------     ------------
         Total securities held to maturity             $     87,207     $       856    $       (45)    $     88,018
                                                       ============     ===========    ===========     ============
1996
----
SECURITIES AVAILABLE FOR SALE
U.S.  Treasury securities                              $     83,951     $       324    $      (404)    $     83,871
U.S.  Government agencies and corporations                   96,280             553           (887)          95,946
Obligations of states and political
  subdivisions                                               59,374           1,793           (128)          61,039
Corporate and other securities                               16,584              84           (232)          16,436
Mortgage-backed securities                                  463,815           2,377         (4,305)         461,887
                                                       ------------     -----------    -----------     ------------
         Total debt securities available for sale           720,004           5,131         (5,956)         719,179
Marketable equity securities                                 46,739           1,300           (403)          47,636
                                                       ------------     -----------    -----------     ------------
         Total securities available for sale           $    766,743     $     6,431    $    (6,359)    $    766,815
                                                       ============     ===========     ==========     ============

SECURITIES HELD TO MATURITY
U.S.  Treasury securities                              $     47,339     $       134    $       (30)    $     47,443
U.S.  Government agencies and corporations                   13,459                           (129)          13,330
Obligations of states and political
  subdivisions                                               23,623             200            (82)          23,741
Corporate and other securities                                1,498                            (45)           1,453
Mortgage-backed securities                                    2,452             208                           2,660
                                                       ------------     -----------    -----------     ------------
         Total securities held to maturity             $     88,371     $       542    $      (286)    $     88,627
                                                       ============     ===========    ===========     ============




--------------------------------------------------------------------------------

                                   (Continued)

                                       15.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 3 - SECURITIES (Continued)

The amortized cost and estimated fair value of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will likely differ from contractual maturities because some issuers have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                          Amortized       Estimated
                                                                                            Cost         Fair Value
                                                                                            ----         ----------

DEBT SECURITIES AVAILABLE FOR SALE
Due in one year or less                                                               $     50,813     $     50,839
Due after one year through five years                                                      152,821          154,051
Due after five years through ten years                                                      84,614           86,030
Due after ten years                                                                         17,991           18,417
Mortgage-backed securities                                                                 449,161          451,004
                                                                                      ------------     ------------
     Total debt securities available for sale                                         $    755,400     $    760,341
                                                                                      ============     ============

                                                                                          Amortized       Estimated

                                                                                            Cost         Fair Value

DEBT SECURITIES HELD TO MATURITY
Due in one year or less                                                               $     17,390     $     17,402
Due after one year through five years                                                       61,716           62,175
Due after five years through ten years                                                       5,406            5,502
Due after ten years                                                                            596              621
Mortgage-backed securities                                                                   2,099            2,318
                                                                                      ------------     ------------
     Total debt securities held to maturity                                           $     87,207     $     88,018
                                                                                      ============     ============

Proceeds from the sales of securities and the gross realized gains and losses are as follows:

                                                                            1997            1996         1995
                                                                            ----            ----         ----

Proceeds from sales of securities available for sale                     $    85,950    $    55,983     $    69,703
Gross realized gains on sales                                                    882          1,806             748
Gross realized losses on sales                                                 1,004            253             500




--------------------------------------------------------------------------------

                                   (Continued)

                                       16.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


NOTE 4 - LOANS AND ALLOWANCE FOR CREDIT LOSSES

The loan portfolio at year-end, was as follows:

                                                                                            1997            1996
                                                                                            ----            ----
Real estate loans:
    Construction                                                                     $      94,329   $       88,162
    Residential mortgage                                                                   943,003          943,137
    Non-residential mortgage                                                               683,112          550,984
Commercial, financial and agricultural                                                     636,198          654,870
Installment and credit card loans                                                          377,583          327,606
Other loans                                                                                  7,181            5,384
                                                                                     -------------   --------------
     Total loans                                                                     $   2,741,406   $    2,570,143
                                                                                     =============   ==============

Most of the Company's business activity is with customers located within the respective local business areas of its subsidiary banks which encompasses parts of eastern Ohio, western Ohio, southeastern Michigan, western Pennsylvania and northern West Virginia. The Company's loan portfolio is diversified, consisting of commercial, residential, agribusiness, consumer and small business loans. No significant industry concentrations exist, and amounts related to highly leveraged transactions are not significant. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained is based on management's evaluation of the customer. Collateral held relating to commercial, financial, agricultural and commercial mortgages varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

In the normal course of business, the Company has made loans to certain directors, executive officers and their associates under terms consistent with the Company's general lending policies. Loan activity relating to these individuals for 1997 is as follows:

Aggregate balance - December 31, 1996                                                                   $    39,520
New loans                                                                                                    24,469
Repayments                                                                                                  (20,477)
Other changes                                                                                                (1,848)
                                                                                                        -----------
Aggregate balance - December 31, 1997                                                                   $    41,664
                                                                                                        ===========

Other changes represent loans applicable to one reporting period that are excludable from the other reporting period.

Activity in the allowance for credit losses was as follows:

                                                                              1997           1996           1995
                                                                              ----           ----           ----

Balance at beginning of year                                             $    31,301    $    29,715     $    30,415
Provision for credit losses                                                    9,862          6,816           5,506
Recoveries                                                                     2,617          3,340           2,915
Loans charged-off                                                             (7,879)        (8,570)         (9,121)
                                                                         -----------    -----------     -----------
Balance at end of year                                                   $    35,901    $    31,301     $    29,715
                                                                         ===========    ===========     ===========




--------------------------------------------------------------------------------

                                   (Continued)

                                       17.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


NOTE 4 - LOANS AND ALLOWANCE FOR CREDIT LOSSES (Continued)

Information regarding impaired loans is as follows:

                                                                                             1997           1996
                                                                                             ----           ----

Year-end impaired loans with no allowance for loan losses is allocated                  $       799     $     1,712
Year-end impaired loans with allowance for loan losses allocated                              5,668           8,645
Average investment in impaired loans during the year                                          7,807          12,248
Cash-basis interest income recognized during the year                                           224             771


NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment as of year-end are summarized as follows:

                                                                                             1997           1996
                                                                                             ----           ----

Land, buildings and improvements                                                        $    86,860     $    81,440
Equipment, furniture and fixtures                                                            67,680          57,642
Construction in process                                                                       1,670           2,758
                                                                                        -----------     -----------
     Total premises and equipment                                                           156,210         141,840

Less accumulated depreciation and amortization                                              (71,513)        (63,631)
                                                                                        -----------     -----------

     Premises and equipment, net                                                        $    84,697     $    78,209
                                                                                        ===========     ===========

Included in the above are buildings, land and land improvements which secure a capitalized lease with a cost of $5,386, less accumulated amortization and depreciation of $3,549 and $3,288 at December 31, 1997 and 1996. Substantially all of the property recorded under capital leases relates to transactions with Bancsites, Inc., a former subsidiary, which the Company continues to significantly influence through common shareholders and management. The capital lease premises represent thirteen branch bank facilities owned by Bancsites and leased to the Company under long-term lease agreements entered into in the normal course of business and under terms no more favorable than those prevailing in the marketplace. Lease payments to Bancsites, Inc. under capital leases amounted to $496 in 1997, $537 in 1996, and $551 in 1995. Rental payments for land are treated as operating lease expense. Rent expense amounted to $1,889 in 1997, $1,891 in 1996 and $1,666 in 1995.



--------------------------------------------------------------------------------

                                   (Continued)

                                       18.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


NOTE 6 - INTEREST-BEARING DEPOSITS

Total interest-bearing deposits as presented on the balance sheet are comprised of the following classifications at year-end:

                                                                                            1997            1996
                                                                                            ----            ----

Interest-bearing demand                                                               $    329,129     $    391,845
Savings                                                                                    754,142          730,764
Time
     In denominations under $100,000                                                     1,353,467        1,305,606
     In denominations of $100,000 or more                                                  349,229          306,924
                                                                                      ------------     ------------

         Total interest-bearing deposits                                              $  2,785,967     $  2,735,139
                                                                                      ============     ============

At December 31, 1997, the scheduled maturities of certificates of deposit are as follows:

                                  1998                                                $  1,122,619
                                  1999                                                     415,929
                                  2000                                                     105,269
                                  2001                                                      33,179
                           2002 and thereafter                                              25,700
                                                                                      ------------

                                                                                      $  1,702,696
                                                                                      ============

NOTE 7 - SECURITIES SOLD UNDER REPURCHASE AGREEMENTS
  AND FEDERAL FUNDS PURCHASED

The Company has retail repurchase agreements with customers within the local market areas, as well as federal funds purchased from other banks. These borrowings are collateralized with securities owned by the banks and held in their safekeeping accounts at independent correspondent banks. The Company also has repurchase agreements with brokerage firms which are in possession of the underlying securities. The exact same securities are returned to the Company at the maturity of the agreements. The following table summarizes certain information relative to these borrowings at year-end:

                                                                                            1997            1996
                                                                                            ----            ----

Outstanding at year-end                                                               $    182,362     $    186,782
Weighted average interest rate at period-end                                                  4.95%           5.19%
Maximum amount outstanding as of any month-end                                        $    268,320     $    210,294
Average amount outstanding                                                                 211,228          147,050
Approximate weighted average interest rate during the year                                    4.95%           4.60%




--------------------------------------------------------------------------------

                                   (Continued)

                                       19.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------



NOTE 8 - DEBT AND FEDERAL HOME LOAN BANK ADVANCES

The Company's debt and Federal Home Loan Bank ("FHLB") advances are comprised of the following at year-end:

                                                                                            1997            1996
                                                                                            ----            ----

     Short-term borrowings under bank line of credit                                  $     15,000
     Borrowings under FHLB lines of credit at weighted interest
       rate of 5.98% in 1997                                                               238,355      $   100,326
     Capital lease obligations                                                               2,481            2,814
     Mid Am, Inc. obligated mandatorily redeemable capital securities

       of subsidiary trust, interest at 10.20%, due June 2027                               27,500
     Other items                                                                                33               30
                                                                                      ------------      -----------

         Total                                                                        $    283,369      $   103,170
                                                                                      ============      ===========

FHLB advances are collateralized by all shares of FHLB stock owned by subsidiary banks and by 100% of subsidiary banks' qualified mortgage loan. Based on the carrying amount of FHLB stock owned by subsidiary banks, total FHLB advances are limited to approximately $482,440, subject to the availability to pledge qualified residential mortgage loans. At December 31, 1997, required annual principal payments on FHLB advances were as follows:

                         1998                                            $       145,030
                         1999                                                     47,770
                         2000                                                     10,302
                         2001                                                      5,416
                         2002                                                     20,959
                         Thereafter                                                8,878
                                                                         ---------------

                                                                         $       238,355
                                                                         ===============

On December 31, 1996, the Company entered into short-term bank line of credit with a financial institution which enabled the Company to borrow up to $20,000 through December 31, 1997. The agreement was renewed in December, 1997 and permits the Company to borrow up to $25,000 through December 31, 1998. Interest on advances taken on the facility is accrued at either the financial institution's prime rate, a formula based on the London Interbank Offering Rate, or a formula based on the Federal Funds Rate. The Company may elect the interest rate method to be applied to amounts outstanding in $100 increments. The agreement provides for an annual fee of .1875% on the average unused portion of the credit facility. The agreement also contains covenants which require the Company, among other things, to maintain mimimum tangible net worth, as defined, of $165,000, maintain specified minimum capital ratios, and not permit non-performing assets to total loans and non-performing assets to total capital ratios to exceed specified maximums. The weighted-average amount outstanding under the agreement was $9,444 during 1997 with an average interest rate was 6.40%.


--------------------------------------------------------------------------------

                                   (Continued)

                                       20.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------


NOTE 8 - DEBT AND FEDERAL HOME LOAN BANK ADVANCES (Continued)

During 1997, MACT, in a private placement, issued $27,500 of 10.20% capital securities through a wholly-owned special purpose subsidiary. The Company's obligated mandatorily redeemable capital securities may be redeemed by the Company prior to their mandatory June 1, 2027 redemption date commencing June 1, 2007 at a redemption price of 105.10% of the face value of the capital securities and thereafter at a premium which declines annually. On or after June 1, 2017, the capital securities may be redeemed at face value. The Company's mandatorily redeemable capital securities are considered to be Tier I capital.

On January 16, 1998, Mid Am issued $50,000 of 7.08% subordinated debt in a private placement transaction. The subordinated debt matures in 2008. For regulatory capital purposes, the subordinated debt will be considered Tier II capital.

NOTE 9 - INCOME TAXES

The provision for income taxes consists of the following:

                                                                              1997          1996            1995
                                                                              ----          ----            ----

Current:
     Federal                                                             $    27,510    $    23,362     $    17,601
     State and local                                                             220
                                                                         -----------    -----------     -----------
                                                                              27,730         23,362          17,601

Deferred:
     Federal                                                                  (2,556)        (1,341)          2,425
     State and local                                                             (73)
                                                                         -----------    -----------     -----------
                                                                              (2,629)        (1,341)          2,425
                                                                         -----------    -----------     -----------

         Total provision for income taxes                                $    25,101    $    22,021     $    20,026
                                                                         ===========    ===========     ===========



--------------------------------------------------------------------------------

                                   (Continued)

                                       21.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------

NOTE 9 - INCOME TAXES (Continued)

The sources of gross deferred tax assets and liabilities at December 31, were as follows:

                                                                              1997          1996            1995
                                                                              ----          ----            ----

Items giving rise to deferred tax assets:
     Allowance for loan losses in excess of tax reserve                  $     8,917    $     7,187     $     6,557
     Unrealized losses on securities available for sale                                           9
     Deferred compensation                                                     1,373          1,064           1,008
     Other                                                                     3,149          2,272           1,688
                                                                         -----------    -----------     -----------
                                                                              13,439         10,532           9,253
                                                                         -----------    -----------     -----------

Items giving rise to deferred tax liabilities:
     Depreciation                                                             (2,525)        (2,835)         (2,715)
     FHLB stock dividends                                                     (2,208)        (1,690)         (1,288)
     Mortgage servicing rights                                                (2,041)        (1,376)           (515)
     Unrealized gain on securities available for sale                         (3,269)                        (1,688)
     Other                                                                    (1,353)        (1,943)         (3,476)
                                                                         -----------    -----------     -----------
                                                                             (11,396)        (7,844)         (9,682)
                                                                         -----------    -----------     -----------

         Net deferred tax asset (liability)                              $     2,043    $     2,688     $      (429)
                                                                         ===========    ===========     ===========

The Company has sufficient taxes paid in current and prior years to warrant recording the full-deferred tax asset without a valuation allowance.

Total federal income tax expense differs from the expected amounts computed by applying the statutory federal tax rate of 35% to income before taxes. The reasons for this difference are as follows:

                                                   Tax                          Tax                         Tax
                                      1997        Rate             1996        Rate            1995        Rate
                                      ----        ----             ----        ----            ----        ----
Income tax expense based
  upon the federal statutory
  rate on income before
  income taxes                   $    27,441       35.0 %     $    24,411       35.0 %    $    22,325       35.0 %

Tax exempt income                     (2,667)      (3.4)           (2,562)      (3.7)          (2,469)      (3.9)
Other                                    327         .4               172         .3              170         .3
                                 -----------     ------       -----------    -------      -----------     ------

                                 $    25,101       32.0%      $    22,021       31.6%     $    20,026       31.4%
                                 ===========     ======       ===========    =======      ===========     ======


Tax expense (benefit) attributable to securities gains and losses totaled $(43), $544 and $87 in 1997, 1996 and 1995.




--------------------------------------------------------------------------------

                                   (Continued)

                                       22.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------


NOTE 10 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The following table shows carrying values and the related estimated fair values of financial instruments at year-end. Items that are not financial instruments are not included.

                                                                   1997                            1996
                                                     ------------------------------   -----------------
                                                         Carrying        Estimated        Carrying        Estimated
                                                          Amounts       Fair Value         Amounts       Fair Value
                                                          -------       ----------         -------       ----------

Cash and due from banks                              $    138,105     $    138,105    $    131,855     $    131,855
Federal funds sold                                         36,526           36,526          37,166           37,166
Interest-bearing deposits with other
  financial institutions                                    6,389            6,389           3,835            3,835
Securities available for sale                             818,267          818,267         766,815          766,815
Securities held to maturity                                87,207           88,018          88,371           88,627
Loans held for sale and loans, net of the
 allowance for credit losses                            2,723,216        2,708,918       2,553,960        2,512,000
Accrued interest receivable                                25,678           25,678          24,053           24,053
Deposits                                               (3,140,625)      (3,149,654)     (3,065,253)      (3,072,495)
Securities sold under repurchase agreements
  and federal funds purchased                            (182,362)        (182,362)       (186,782)        (186,782)
Debt and FHLB advances                                   (280,888)        (287,242)       (100,356)         (99,766)
Accrued interest payable                                   (9,604)          (9,604)         (7,821)          (7,821)

For purposes of the above disclosures of estimated fair value, the following assumptions were used: the carrying values for cash and due from banks, federal funds sold, interest-bearing deposits in other financial institutions and accrued interest was considered to approximate fair value; the estimated fair value for securities was based on quoted market values for the individual securities or for equivalent securities; carrying value is considered to approximate fair value for loans that contractually reprice at intervals of less than six months; the estimated fair value for other loans was based on estimates of the rate the Company would charge for similar loans at December 31, 1997 and 1996, applied over estimated payment periods; the estimated fair value for demand and savings deposits and securities sold under repurchase agreements was based on their carrying value; the estimated fair value for certificates of deposit and borrowings was based on estimates of the rate the Company would pay on such obligations at December 31, 1997 and 1996, applied for the time period until maturity. The capital lease obligations of $2,481 and $2,814 at December 31, 1997 and 1996 are not included in the fair value disclosures. The estimated fair value of commitments was not material.

While these estimates of fair values are based on management's judgment of appropriate factors, there is no assurance that, if the Company had disposed of such items at December 31, 1997 or 1996, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1997 and 1996 should not necessarily be considered to apply at subsequent dates.

In addition, other assets and liabilities of the Company that are not defined as financial instruments were not included in the above disclosures, such as property and equipment. In addition, non-financial instruments typically not recognized in financial statements (but which may have value) were not included in the above disclosures. These include, among other items, the estimated earning power of core deposit accounts, the value of a trained work force, customer goodwill, and similar items.

NOTE 11 - OTHER INCOME AND OTHER OPERATING EXPENSE





--------------------------------------------------------------------------------

                                   (Continued)

                                       23.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------


The following is a summary of other income and other operating expense:

                                                                                1997          1996          1995
                                                                                ----          ----          ----
OTHER INCOME
     Gain on sale of credit card accounts                                                 $    4,568
     Gain on sale of deposits and branch offices                            $    8,703
     International department fees                                                 971         1,009     $      762
     Net gains on sales of other loans                                             953           375            352
     Other                                                                      12,183         9,717          8,433
                                                                            ----------    ----------     ----------

Total other income                                                          $   22,810    $   15,669     $    9,547
                                                                            ==========    ==========     ==========

OTHER OPERATING EXPENSE
     Brokerage commissions                                                  $    3,597    $    5,604     $    6,608
     FDIC insurance                                                                652         5,571          4,240
     State franchise taxes                                                       3,889         3,842          3,565
     Printing and supplies                                                       3,505         3,485          3,077
     Legal and other professional fees                                           5,236         3,343          3,043
     Amortization of intangible assets                                           2,363         1,942          2,110
     Other                                                                      29,053        25,869         22,538
                                                                            ----------    ----------     ----------

Total other operating expense                                               $   48,295    $   49,656     $   45,181
                                                                            ==========    ==========     ==========

The FDIC expense for the year ended December 31, 1996 includes $4,230 for a special Savings Association Insurance Fund (SAIF) assessment on deposits of the Company's subsidiaries which were acquired from thrifts.

NOTE 12 - EMPLOYEE BENEFITS

MID AM

Mid Am provides retirement benefits for substantially all of their employees under several retirement plans. Mid Am does not provide post-retirement benefits other than through its retirement plans and does not provide post-employment benefits.

EMPLOYEE STOCK OWNERSHIP AND SAVINGS PLAN: Mid Am has an Employee Stock Ownership and Savings Plan for the benefit of all eligible employees. Employees may contribute to the plan upon employment; employer matching provisions commence after the employees have completed twelve months of service. The plan provides for annual contributions by Mid Am based upon income (as defined by the plan) after providing for a specified return on shareholders' equity, and under the 401(k) portion of the Plan employees may contribute a percentage of their eligible compensation with a company-match of such contributions up to a maximum match of three percent. Mid Am also sponsors an Employee Stock Ownership Pension Plan which provides for an annual employer contribution equal to 6% of eligible employees' annual compensation.




--------------------------------------------------------------------------------

                                   (Continued)

                                       24.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------


NOTE 12 - EMPLOYEE BENEFITS (Continued)

SUPPLEMENTAL RETIREMENT PLAN: This plan replaces retirement benefits eliminated under the Mid Am's qualified retirement plans because of eligible compensation limitations under current tax law. Mid Am contributes authorized shares of the Company's common stock to a trust established to hold the shares on behalf of participating employees. Mid Am's contribution under the plan is determined by multiplying the excess of employees' compensation over the established limitation by the contribution level established by the Board of Directors for Mid Am's qualified plans (12%, 12% and 9% in 1997, 1996 and 1995). At December 31, 1997, the liability recorded for the participants in the plan was $290. The funding of shares occurs in January of the succeeding year.

Expenses relating to these plans amounted to $3,593, $2,762 and $2,017 in 1997, 1996 and 1995, respectively.

BANCSHARES

PROFIT SHARING PLAN: Bancshares has a defined contribution profit sharing plan in which Bancshares's employees, other than employees of Freedom Express, Inc., participate. Amounts to be contributed to the plan are annually determined by the Board of Directors and totaled $1,376, $1,179 and $1,102 in 1997, 1996 and 1995.

PENSION PLANS: Citizens and Century maintain defined benefit pension plans. Bancshares intends to merge the plans. The following discloses information for each plan.

Citizens Pension Plan - Citizens maintains a defined benefit plan covering substantially all employees. Employees are eligible for participation in the plan after completing 1,000 hours of service and become fully vested in accrued benefits after five years of service. Pension expense is as follows:

                                                                                    1997        1996         1995
                                                                                    ----        ----         ----

Service cost benefits earned                                                    $    287     $    347     $     229
Interest cost on projected benefit obligation                                        130          136           115
Return on plan assets                                                               (688)        (257)         (407)
Net amortization and deferral                                                        426           66           261
                                                                                --------     --------     ---------

     Net pension expense                                                        $    155     $    292     $     198
                                                                                ========     ========     =========




--------------------------------------------------------------------------------

                                   (Continued)

                                       25.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------



NOTE 12 - EMPLOYEE BENEFITS (Continued)

The following table shows the funded status of the pension plan and the amount included in the consolidated balance sheets at year-end.

                                                                                                1997         1996
                                                                                                ----         ----

Actuarial present value of benefit obligations
     Vested benefits                                                                         $  2,007     $   1,537
     Non-vested benefits                                                                          108            46
                                                                                             --------     ---------

     Accumulated benefit obligation                                                             2,115         1,583
     Effect of anticipated future service and salary levels                                       472           318
                                                                                             --------     ---------

     Projected benefit obligation                                                               2,587         1,901
     Market value of assets                                                                     3,622         2,714
                                                                                             --------     ---------

     Plan assets in excess of projected benefit obligation                                      1,035           813
     Unrecognized prior service cost                                                             (443)         (478)
     Unrecognized net (gain) loss                                                                (519)         (411)
     Unrecognized net transition obligation                                                        19            21
                                                                                             --------     ---------

     Prepaid pension asset (accrued pension liability)                                       $     92     $     (55)
                                                                                             ========     =========

Actuarial assumptions:
         Discount rate                                                                           6.50 %       7.25%
         Long term rate of return                                                                7.00         7.00
         Rate of increase in compensation levels                                                 4.00         4.00

At December 31, 1997, approximately 72% of the pension plan's assets are mutual equity funds, common stocks, and limited partnerships; with 21% comprised of U.S. Treasury and Agency securities and 7% cash and cash equivalents.

Century Pension Plan--Century sponsors a trusteed, noncontributory defined benefit pension plan covering substantially all employees and officers of Century. The plan calls for benefits to be paid to eligible employees at retirement based primarily on years of service and compensation rates near retirement. Contributions are intended to provide not only benefits attributed to service to date but also for those expected to be earned in the future. Pension expense is as follows:

                                                                                   1997         1996         1995
                                                                                   ----         ----         ----

Service cost benefits earned                                                    $    270     $    247     $     264
Interest cost on projected benefit obligation                                        375          341           298
Return on plan assets                                                             (1,219)        (677)           78
Net amortization and deferral                                                        708          228          (424)
                                                                                --------     --------     ---------

     Net pension expense                                                        $    134     $    139     $     216
                                                                                ========     ========     =========





--------------------------------------------------------------------------------

                                   (Continued)

                                       26.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------


NOTE 12 - EMPLOYEE BENEFITS (Continued)

The following table shows the funded status of the pension plan and the amount included in the consolidated balance sheets at year-end.

                                                                                                1997         1996
                                                                                                ----         ----

Actuarial present value of benefit obligations
     Vested benefits                                                                         $  4,177     $   3,287
     Non-vested benefits                                                                           47            40
                                                                                             --------     ---------

     Accumulated benefit obligation                                                             4,224         3,327
     Effect of anticipated future service and salary levels                                     1,796         1,744
                                                                                             --------     ---------

     Projected benefit obligation                                                               6,020         5,071
     Market value of assets                                                                     7,221         6,111
                                                                                             --------     ---------

     Plan assets in excess of projected benefit obligation                                      1,201         1,040
     Unrecognized transition amount                                                              (233)         (291)
     Unrecognized net gain from past experience different from
       that assumed and effects of changes in assumptions                                        (569)         (266)
                                                                                             --------     ---------

     Prepaid pension asset                                                                   $    399     $     483
                                                                                             ========     =========

Actuarial assumptions:
         Discount rate                                                                           7.50 %       7.50%
         Long term rate of return                                                                7.50         7.50
         Rate of increase in compensation levels                                                 4.50         4.00

POSTRETIREMENT HEALTH INSURANCE BENEFITS: Bancshares continues to pay health insurance premiums for certain employees after retirement. Bancshares accrues the cost of retirees' health and other postretirement benefits during the working career of active employees. The expense and liability under this plan are not material in any period presented.






--------------------------------------------------------------------------------

                                   (Continued)

                                       27.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------


NOTE 13 - EMPLOYEE STOCK OWNERSHIP PLAN AND RELATED OBLIGATION

Bancshares sponsors an Employee Stock Ownership Plan (ESOP) for substantially all employees. Employer contributions to the plan are discretionary and are determined by the Board of Directors on an annual basis. Acquisitions of the Company's common shares by the ESOP have been funded through borrowings with unrelated financial institutions with the common shares purchased serving as collateral for the related loans. Principal on each loan is payable in eight annual installments and interest is payable quarterly. Each participant may choose to receive distributions in stock or cash. Shares acquired after December 31, 1992 (new shares) are accounted for in accordance with Statement of Position ("SOP") 93-6, "Employer's Accounting for Employee Stock Ownership Plans." Under SOP 93-6, shares pledged as collateral are reported as a reduction of shareholders' equity (unearned ESOP shares) in the consolidated balance sheet. As shares are committed to be released from collateral, the Company records compensation expense equal to the fair value of the shares. Dividends on allocated new shares are recorded as a reduction of retained earnings, while dividends on unallocated new shares are recorded as a reduction of debt. Shares acquired before January 1, 1993 (old shares) are considered outstanding for computing earnings per share and dividends on those shares are recorded as a reduction of retained earnings. The annual expense recorded for old shares consists of the Company' s contribution and related expenses. Expense for all ESOP shares totaled $160 in 1997, $150 in 1996 and $123 in 1995 and is included in salaries and employee benefits. At December 31, 1997, there were 27,588 unreleased new shares with an estimated fair value of $1,010.

The ESOP shares at year end were as follows:

                                                                                              1997          1996
                                                                                              ----          ----
Old Shares
     Allocated shares                                                                        63,220          55,622
     Unallocated shares                                                                       2,276           9,874
                                                                                        -----------     -----------

         Total old shares                                                                    65,496          65,496
                                                                                        ===========     ===========

New Shares
     Shares allocated and committed to be released                                            4,860             276
     Unreleased shares                                                                       27,588          32,172
                                                                                        -----------     -----------

         Total new shares                                                                    32,448          32,448
                                                                                        ===========     ===========

A summary of the shares purchased by the ESOP and related borrowings follows:

                                                            Loan Balance           Principal
                                 Shares      Price Per      December 31,          Reductions         Interest
                    Year        Purchased      Share      1997         1996        Remaining           Rate
                    ----        ---------      -----      ----         ----        ---------           ----

                     1989         24,996    $     4.00               $     12          0         83% of prime
                     1990         22,500          4.50 $      12           25          1         prime + .44%
                     1992         18,000          5.50        25           37          2         prime + .125%
                     1995         21,000         12.00       157          189          5         prime + .125%
                     1996         11,448         15.00       131          150          7         prime + .125%
                                                       ---------     --------

                                                       $     325     $    413
                                                       =========     ========




--------------------------------------------------------------------------------

                                   (Continued)

                                       28.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------



NOTE 14 - STOCK OPTIONS

Mid Am maintained two stock option plans approved in 1992 and 1997, respectively, (collectively, the "Plans") which cover certain key employees and all Directors of the Mid Am and its subsidiary companies. In 1994, the 1992 Plan was amended to include additional employees and to allow certain individuals, including Directors, the ability to elect to receive options, determined under a formula, in lieu of a portion of their salary or director fees, as applicable. Under the Plans, the maximum number of option shares which can be granted is limited to 12% of the Company's issued and outstanding common shares. Options granted under the plan expire 10 years after the date of grant and are issued at an option price that is not less than the market price of the Company's stock on the date of grant. Options granted to Directors are immediately exercisable. Options granted to officers and other key employees are exercisable in annual 20% increments, except for options received in lieu of salary, which are immediately exercisable. In the merger discussed in Note 2, each Mid Am stock option converts to 0.77 Company stock options.

Bancshares maintained a non-statutory stock option and stock appreciation rights plan that enables a committee of the Board of Directors to grant stock options and/or stock appreciation rights ("SARS") to officers of the Company and its subsidiaries. A total of 900,000 options on common shares and 1,350,000 stock appreciation rights are available to be granted pursuant to the plan, after giving effect to the stock split discussed in Note 1. Stock options and stock appreciation rights may be granted at a price not less than the fair market value of the Company's common shares at the date of grant for terms up to, but not exceeding ten years from the date of grant. Vesting is established at the time of grant.

SFAS No. 123, "Accounting for Stock-Based Compensation," encourages the use of a fair value-based method to account for stock-based compensation plans such as the Company's stock option plan. As allowed by SFAS No. 123, however, the Company has elected to continue to follow prior standards in accounting for its employee stock options. Under these standards, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized. If compensation expense is not recorded, pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using an option pricing model with the following assumptions for 1997, 1996 and 1995. For
Bancshares: risk-free interest rates of 6.21%, 5.57% and 7.00%; dividend yields of 3.00%; volatility factors of the expected market price of the common stock of 26.2%, 16.4% and 11.2%; and a weighted average expected life of the options of 5 years in 1997 and 9 years for other periods. For Mid Am: risk-free interest rates of 6.15%, 6.05% and 5.85%; dividend yields of 3.00%, 4.00% and 4.00%;
volatility factors of the expected market price of the common stock of .18%,
 .24% and .21%; and a weighted average expected life of the options of 6.72 years for 1997, 6.34 years for 1996 and 5.49 for 1995. Century also maintained a stock option plan. Assumptions for Century were a risk-free interest rate of 6.25% for all periods; dividend yields of 3.30% for all periods; volatility factors of the expected market price of common stock of 7.0% in 1997 and 16.0% for other periods; and a weighted average expected life of the options of 9 years for all periods.






--------------------------------------------------------------------------------

                                   (Continued)

                                       29.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------

NOTE 14 - STOCK OPTIONS (Continued)

Compensation cost determined using the fair value method consistent with the methodology prescribed by SFAS 123 for the Company's stock option plan would have the following pro forma effect on net income and earnings per share (in thousands, except per share amounts):

                                                                               1997           1996           1995
                                                                               ----           ----           ----

Income as reported                                                       $    53,301    $    47,722     $    43,761
Pro forma net income                                                          51,365         47,296          43,210
Pro forma earnings per share
     Basic                                                               $      1.41    $      1.27     $      1.14
     Diluted                                                                    1.38           1.24            1.11

A summary of the Company's stock options activity and related information follows:

                                                 1997                                        1996
                               -----------------------------------------    ---------------------
                                                Average                                     Average
                                               Exercise                                    Exercise
                                   Options       Price          SARS           Options       Price          SARS
                                   -------       -----          ----           -------       -----          ----

Outstanding - beginning
  of year                        1,442,259     $ 14.28          107,598      1,302,335    $  13.64          101,212
Granted                            433,996       23.17            8,338        193,291       18.00            6,482
Exercised                         (158,737)      11.87          (75,000)       (34,700)      12.22
Forfeited                          (18,117)      16.89             (826)       (18,667)      14.48              (96)
                               -----------                  -----------    -----------                  -----------
Outstanding - end of year        1,699,401       16.73           40,110      1,442,259       14.28          107,598
                               ===========                  ===========    ===========                  ===========

Exercisable at end
  of year                        1,118,962                         None      1,040,861                         None

The weighted average fair value of options granted during 1997 and 1996 was $5.47 and $4.20 per share under option, respectively. Compensation expense related to stock appreciation rights was $1,793, $222, and $100 in 1997, 1996 and 1995.

NOTE 15 - COMMITMENTS AND CONTINGENCIES

The Company's brokerage subsidiary was a co-defendant in several actions filed by customers of a money manager not affiliated with the subsidiary who directed business to that subsidiary. These suits were filed prior to the subsidiary's merger with the Company. The suits sought recovery of losses of approximately $2,700 plus punitive damages, attorneys' fees and costs of litigation. On August 26, 1997, the National Association of Securities Dealers Office of Dispute Resolution denied with prejudice all claims and allegations against the subsidiary in their entirety.

There are also various other lawsuits and claims pending against the Company, which arise in the normal course of business. In the opinion of management, any liabilities that may result from these lawsuits and claims will not materially affect the financial position or results of operations of the Company.

NOTE 16 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK



--------------------------------------------------------------------------------

                                   (Continued)

                                       30.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers located primarily within the local business area. These instruments include commitments to extend credit, standby letters of credit and international commercial letters of credit. In addition, MACC retains a portion of the credit risk on loans and leases it sells in the secondary market.

The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Financial instruments whose contract amounts represent credit risk at December 31 are presented below:

                                                                                            1997            1996
                                                                                            ----            ----

     Commitments to extend credit                                                     $    594,203      $   513,252
     Standby letters of credit                                                              52,269           43,510
     Letters of credit                                                                       1,734            5,602

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates ranging from one to five years, variable interest rates tied to the prime rate and Treasury bill rates and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including bond financing and similar transactions. The expiration date of substantially all standby letters of credit extend for a period ranging from thirty days to seven years. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds marketable securities, certificates of deposits, real estate, inventory and equipment as collateral supporting those commitments for which collateral is deemed necessary.

Letters of credit are instruments used to facilitate trade, most commonly international trade, by substituting the Company's credit for that of a commercial importing company. The terms are generally one to three months. The letters of credit are primarily unsecured.



--------------------------------------------------------------------------------

                                   (Continued)

                                       31.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------



NOTE 16 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK (Continued)

Most of the Company's business activity is with customers located within the respective local business areas of its bank subsidiaries. However, MACC retains a portion of the credit risk of loans and leases it sells through stipulated recourse provisions. MACC's loan and lease activities are with customers in medical and dental related fields located within the continental United States. Substantially all loans and leases originated by MACC are sold in the secondary market. In connection with sales of the loans and leases, MACC retains limited servicing and limited recourse liability. The servicing is limited to responsibility to collect delinquent accounts based on information provided by the purchaser of the loans and leases. A liability is established at the time each loan or lease is sold based on the fair value of the servicing liability. In addition, MACC records a liability for the estimated recourse for credit losses which is limited to an aggregate of 10% of the purchase price of the loans and leases sold. The fair value of the servicing liability and the estimated recourse liability reduce the amount of gain or increase the loss of the loans and leases sold. At December 31, 1997, the outstanding balance of loans and leases sold was $176,242. A portion of the purchase price is deferred and paid to MACC on a delayed basis. At December 31, 1997 and 1996, MACC recorded receivables of $4,339 and $825, respectively, for deferred sales proceeds. Changes in the liability for recourse provisions relating to sold loans and leases is as follows:

                                                                                            1997            1996
                                                                                            ----            ----

     Balance at beginning of year                                                     $        618
     Additions (reductions):
       Provision for recourse liability                                                      2,924      $       618
       Recourse claims paid                                                                   (696)
       Recoveries of claims paid                                                               204
                                                                                      ------------      -----------
     Balance at end of year                                                           $      3,050      $       618
                                                                                      ============      ===========


NOTE 17 - MORTGAGE BANKING ACTIVITIES

The Company conducts mortgage banking operations through its banking subsidiaries. The primary activity relates to the origination and sale of fixed and variable rate residential mortgages in the secondary market. The Company usually retains the servicing of the loans it sells. Loans are primarily originated in the western Ohio, eastern Ohio, western Pennsylvania and southeastern Michigan market areas; however, the Company also has employees and agents in Kentucky, Indiana, and Colorado who also originate loans for sale in the secondary market.

The following table summarizes information relating to the Company's mortgage banking activity as of December 31:

                                                                                            1997            1996
                                                                                            ----            ----

     Amounts held in agency accounts                                                  $     11,814      $     7,660
     Amounts held in escrow accounts                                                         9,120            8,824
     Mortgage banking receivables for advanced funds                                           488              497
     Unpaid mortgage loan principal for loans serviced for investors                     1,624,694        1,520,273
     Mortgage servicing rights, net of accumulated amortization                              6,173            4,007
     Allowance for impairment of capitalized mortgage servicing rights                         341               76





--------------------------------------------------------------------------------

                                   (Continued)

                                       32.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------

NOTE 17 - MORTGAGE BANKING ACTIVITIES (Continued)

In 1997, 1996 and 1995, the Company sold certain servicing rights on mortgages which had an outstanding principal balance of $96,691, $41,038 and $31,471, respectively, and realized gains of $446, $351 and $245, respectively. At December 31, 1997 the Company had firm commitments for the sale of approximately $13,841 of loans held for sale. No provision for loss on the carrying amount on loans held for sale is considered necessary at December 31, 1997.

NOTE 18 - REGULATORY MATTERS

CAPITAL MAINTENANCE REQUIREMENTS
The Company and its bank subsidiaries must observe capital guidelines established by Federal and state regulatory authorities. Failure to meet specified minimum capital requirements can result in certain mandatory actions by the Company's and banks' primary regulators that could have a material effect on the Company's financial condition or results of operations. Under capital adequacy guidelines, the Company and its bank subsidiaries must meet specific quantitative measures of their assets, liabilities and certain off balance sheet items as determined under regulatory accounting practices. The Company's and banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Management believes, as of December 31, 1997, that the Company and its banks meet all capital adequacy requirements to which they are subject.

As of December 31, 1997, the Company and its banks have been notified by their respective regulators that, based on the most recent regulatory examinations, each is regarded as well capitalized under the regulatory framework for prompt corrective action. Such determinations have been made evaluating the Company and its banks under Tier I, total capital, and leverage ratios. There are no conditions or events since these notifications that management believes have changed any of the Company's or banks' well capitalized categorizations.






--------------------------------------------------------------------------------

                                   (Continued)

                                       33.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------


NOTE 18 - REGULATORY MATTERS (Continued)

The Company's and its significant banks' capital ratios are presented in the following table:

                                                                                                Required to be
                                                                Minimum Required               Well Capitalized
                                                                   for Capital              Under Prompt Corrective
                                      Actual                    Adequacy Purposes             Action Regulations
                                      ------                    -----------------             ------------------
                                Amount       Ratio            Amount      Ratio              Amount       Ratio
                                ------       -----            ------      -----              ------       -----

December 31, 1997

TOTAL CAPITAL TO
   RISK-WEIGHTED ASSETS
                   Company  $    378,254      12.5%        $    241,527         8.0%     $    301,909      10.0%
               Mid Am Bank        80,841      10.6               60,832         8.0            76,041      10.0
                  Citizens        67,512      10.3               49,647         8.0            62,059      10.0
            First National        44,269      11.0               32,271         8.0            40,338      10.0
                   Century        40,296      11.6               27,656         8.0            34,570      10.0
                  AmeriCom        29,507      10.5               22,467         8.0            28,084      10.0

TIER 1 CAPITAL TO
   RISK-WEIGHTED ASSETS

                   Company  $    343,599      11.4%        $    120,764         4.0%     $    181,145       6.0%
               Mid Am Bank        72,738       9.6               30,416         4.0            45,624       6.0
                  Citizens        59,701       9.6               24,824         4.0            37,236       6.0
            First National        41,308      10.2               16,135         4.0            24,203       6.0
                   Century        35,970      10.3               13,828         4.0            20,742       6.0
                  AmeriCom        26,138       9.3               11,233         4.0            16,850       6.0

TIER 1 CAPITAL TO
   AVERAGE ASSETS

                   Company  $    343,599       8.9%        $    155,234         4.0%     $    194,042       5.0%
               Mid Am Bank        72,738       8.0               36,259         4.0            45,324       5.0
                  Citizens        59,701       5.9               40,613         4.0            50,766       5.0
            First National        41,308       7.7               21,437         4.0            26,796       5.0
                   Century        35,970       7.7               18,440         4.0            23,050       5.0
                  AmeriCom        26,138       7.0               14,961         4.0            18,701       5.0




--------------------------------------------------------------------------------

                                   (Continued)

                                       34.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------


NOTE 18 - REGULATORY MATTERS (Continued)

                                                                                                Required to be
                                                                Minimum Required               Well Capitalized
                                                                   for Capital              Under Prompt Corrective
                                      Actual                    Adequacy Purposes             Action Regulations
                                      ------                    -----------------             ------------------
                                Amount       Ratio            Amount      Ratio              Amount       Ratio
                                ------       -----            ------      -----              ------       -----

December 31, 1996
-----------------

TOTAL CAPITAL TO
   RISK-WEIGHTED ASSETS

                   Company  $    350,077      13.2%        $    211,527         8.0%     $    264,408      10.0%
               Mid Am Bank        72,029      10.3               55,942         8.0            69,928      10.0
                  Citizens        77,809      14.7               42,289         8.0            52,862      10.0
            First National        41,884      10.4               32,237         8.0            40,296      10.0
                   Century        36,643      11.9               24,462         8.0            30,578      10.0
                  AmeriCom        30,629      12.3               19,964         8.0            24,956      10.0

TIER 1 CAPITAL TO
   RISK-WEIGHTED ASSETS

                   Company  $    322,616      12.2%        $    105,763         4.0%     $    158,645       6.0%
               Mid Am Bank        64,437       9.2               27,971         4.0            41,957       6.0
                  Citizens        71,145      13.5               21,145         4.0            31,717       6.0
            First National        39,962       9.9               16,118         4.0            24,177       6.0
                   Century        33,409      10.9               12,231         4.0            18,347       6.0
                  AmeriCom        27,875      11.2                9,982         4.0            14,973       6.0

TIER 1 CAPITAL TO
   AVERAGE ASSETS

                   Company  $    322,616       8.8%        $    146,474         4.0%     $    183,092       5.0%
               Mid Am Bank        64,437       7.6               33,869         4.0            42,336       5.0
                  Citizens        71,145       7.9               35,887         4.0            44,858       5.0
            First National        39,962       7.7               20,792         4.0            25,990       5.0
                   Century        33,409       8.2               16,197         4.0            20,246       5.0
                  AmeriCom        27,875       7.3               15,324         4.0            19,155       5.0

Restrictions on Subsidiary Dividends
------------------------------------

Dividends paid by the Company are mainly provided by dividends from its subsidiaries. However, certain restrictions exist regarding the ability of its banking subsidiaries to transfer funds to the Company in the form of cash dividends, loans or advances. For national banks, the approval of the Office of the Comptroller of the Currency is required in order to pay dividends in excess of the subsidiaries' earnings retained for the current year plus retained net profits since January 1, 1995. As of December 31, 1997, $24,034 was available for distribution to the Company as dividends without prior regulatory approval.


--------------------------------------------------------------------------------

                                   (Continued)

                                       35.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------

NOTE 19 - CONDENSED PARENT COMPANY FINANCIAL INFORMATION

                                      CONDENSED PARENT COMPANY BALANCE SHEETS

                                                                                           1997             1996
                                                                                           ----             ----
ASSETS
     Cash and due from banks                                                        $        9,598     $      2,378
     Securities available for sale                                                          12,931            3,445
     Investment in bank subsidiaries                                                       303,802          293,343
     Investment in nonbank subsidiaries                                                     26,763           20,855
     Loan to subsidiary                                                                     22,800           10,000
     Bank premises and equipment                                                             8,729            3,321
     Other assets                                                                            4,247            5,888
                                                                                    --------------     ------------
         Total assets                                                               $      388,870     $    339,230
                                                                                    ==============     ============

LIABILITIES
     Debt                                                                           $       43,351
     Other liabilities                                                                       8,092     $      6,565
                                                                                    --------------     ------------
         Total liabilities                                                                  51,443            6,565

SHAREHOLDERS' EQUITY                                                                       337,427          332,665
                                                                                    --------------     ------------
         Total liabilities and shareholders' equity                                 $      388,870     $    339,230
                                                                                    ==============     ============




--------------------------------------------------------------------------------

                                   (Continued)

                                       36.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------

NOTE 19 - CONDENSED PARENT COMPANY FINANCIAL INFORMATION (Continued)

                                   CONDENSED PARENT COMPANY STATEMENTS OF INCOME

                                                                              1997           1996           1995
                                                                              ----           ----           ----
INCOME
     Dividends from bank subsidiaries                                    $    55,166    $    36,231     $    43,393
     Dividends from nonbank subsidiaries                                       2,685
     Management fees                                                           8,782          7,190           5,996
     Other interest and dividend income                                        1,182            613             763
                                                                         -----------    -----------     -----------
         Total income                                                         67,815         44,034          50,152
                                                                         -----------    -----------     -----------

EXPENSES
     Interest expense                                                          2,419             14
     Salaries and employee benefits                                            9,190          6,226           4,871
     Net occupancy expense                                                       300            172             195
     Equipment expense                                                           709            511             415
     Other expense                                                             4,024          3,588           2,967
                                                                         -----------    -----------     -----------
         Total expenses                                                       16,642         10,511           8,448
                                                                         -----------    -----------     -----------

INCOME BEFORE INCOME TAXES AND EQUITY IN UNDISTRIBUTED
  NET INCOME OF SUBSIDIARIES                                                  51,173         33,523          41,704

INCOME TAX BENEFIT                                                             2,384            826             525
                                                                         -----------    -----------     -----------

INCOME BEFORE EQUITY IN UNDISTRIBUTED NET INCOME OF
  SUBSIDIARIES                                                                53,557         34,349          42,229

EQUITY IN UNDISTRIBUTED NET INCOME OF BANK SUBSIDIARIES                          820         12,746           1,016
EQUITY IN UNDISTRIBUTED NET INCOME OF NONBANK SUBSIDIARIES                    (1,076)           627             516
                                                                         -----------    -----------     -----------

NET INCOME                                                               $    53,301    $    47,722     $    43,761
                                                                         ===========    ===========     ===========

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                              $    52,696    $    45,315     $    41,010
                                                                         ===========    ===========     ===========




--------------------------------------------------------------------------------

                                   (Continued)

                                       37.

                            SKY FINANCIAL GROUP, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

-------------------------------------------------------------------------------


NOTE 19 - CONDENSED PARENT COMPANY FINANCIAL INFORMATION (Continued)

               CONDENSED PARENT COMPANY STATEMENTS OF CASH FLOWS

                                                                              1997           1996           1995
                                                                              ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                         $     53,301    $    47,722     $    43,761
     Adjustments to reconcile net income to net cash
       provided by operating activities:
         Equity in undistributed net income of bank
           subsidiaries                                                         (820)       (12,746)         (1,016)
         Equity in undistributed net income of nonbank
           Subsidiaries                                                        1,076           (627)           (516)
         Depreciation and amortization                                           486            269             211
         Change in other assets and liabilities                                1,865           (435)          2,070
                                                                        ------------    -----------     -----------
              Net cash provided by operating activities                       55,908         34,183          44,510
                                                                        ------------    -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital contributions to bank subsidiaries                               (2,100)
     Capital contributions to nonbank subsidiaries                            (9,503)        (1,707)         (1,896)
     Loan to subsidiary                                                      (12,800)       (10,000)
     Net loan payments                                                             7            282              13
     Proceeds from sale of securities available for sale                                         34
     Purchases of securities available for sale                               (6,576)          (851)         (1,361)
     Proceeds from maturities of securities held to maturity                   1,531          1,355           1,400
     Purchase of securities held to maturity                                  (1,541)        (1,493)
     Proceeds from sales of bank premises and equipment                           39             30              50
     Purchases of bank premises and equipment                                 (5,851)        (2,581)           (732)
                                                                        ------------    -----------     -----------
              Net cash used by investing activities                          (36,794)       (14,931)         (2,526)
                                                                        ------------    -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from issuance of debt                                           62,851
     Repayment of debt                                                       (19,500)
     Preferred stock retired                                                 (21,801)
     Pre-merger acquisition of pooled affiliate
       common stock                                                                          (1,127)
     Proceeds from issuance of common stock                                    1,311            696           1,027
     Cash dividends and fractional shares paid                               (24,041)       (22,371)        (19,231)
     Treasury stock purchases                                                (10,690)       (11,219)         (9,322)
     Other items                                                                 (24)            19             260
                                                                        ------------    -----------     -----------
              Net cash used by financing activities                          (11,894)       (34,002)        (27,266)
                                                                        ------------    -----------     -----------

NET CHANGE IN CASH AND DUE FROM BANKS                                          7,220        (14,750)         14,718

CASH AND DUE FROM BANKS AT BEGINNING OF YEAR                                   2,378         17,128           2,410
                                                                        ------------    -----------     -----------

CASH AND DUE FROM BANKS AT END OF YEAR                                  $      9,598    $     2,378     $    17,128
                                                                        ============    ===========     ===========

                         REPORT OF INDEPENDENT AUDITORS

                                                                    EXHIBIT 19.1

Board of Directors and Shareholders
Sky Financial Group, Inc.
Bowling Green, Ohio

We have audited the accompanying supplemental consolidated balance sheets of Sky Financial Group, Inc. (formerly known as Citizens Bancshares, Inc.) as of December 31, 1997 and 1996 and the related supplemental consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. We did not audit the financial statements of Mid Am, Inc., which statements reflect total assets constituting 55% and 59% of the related 1997 and 1996 totals and net income constituting 58%, 55% and 57% of the related 1997, 1996 and 1995 totals. We also did not audit the financial statements of Century Financial Corporation, which statements reflect total assets constituting 12% and 11% of the related 1997 and 1996 totals and net income constituting 8%, 10% and 10% of the related 1997, 1996 and 1995 totals. The Mid Am, Inc. and Century Financial Corporation financial statements were audited by other auditors, whose reports dated January 19, 1998 and January 16, 1998, respectively, thereon have been furnished to us and our opinion expressed herein, insofar as it relates to the amounts included for Mid Am, Inc. and Century Financial Corporation in the supplemental consolidated financial statements, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the mergers on October 2, 1998 with Mid Am, Inc., on May 12, 1998 with Century Financial Corporation and on March 6, 1998 with UniBank, which have been accounted for as poolings of interests as described in Note 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Sky Financial Group, Inc. after the consolidated financial statements covering the date of consummation of the business combination are issued.

In our opinion, based on our audits and the reports of other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sky Financial Group, Inc. as of December 31, 1997 and 1996 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

                                                   Crowe, Chizek and Company LLP

Columbus, Ohio
October 9, 1998

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


--------------------------------------------------------------------------------


SUPPLEMENTAL CONSOLIDATED SELECTED FINANCIAL DATA

                                               1997           1996          1995            1994             1993
                                               ----           ----          ----            ----             ----
FOR THE YEAR:
Interest income                          $    302,869   $     282,965   $    273,334   $    239,519    $    234,280
Interest expense                              144,885         131,486        128,939         99,549         101,220
                                         ------------   -------------   ------------   ------------    ------------
Net interest income                           157,984         151,479        144,395        139,970         133,060
Provision for credit losses                     9,862           6,816          5,506          4,119           9,409
                                         ------------   -------------   ------------   ------------    ------------
Net interest income after provision for
  credit losses                               148,122         144,663        138,889        135,851         123,651
Other income                                   77,560          58,236         43,486         39,738          41,958
Other expenses                                147,280         133,156        118,588        119,139         113,246
                                         ------------   -------------   ------------   ------------    ------------
Income before income taxes                     78,402          69,743         63,787         56,450          52,363
Income taxes                                   25,101          22,021         20,026         17,251          15,140
                                         ------------   -------------   ------------   ------------    ------------
Net income                               $     53,301   $      47,722   $     43,761   $     39,199    $     37,223
                                         ============   =============   ============   ============    ============
Net income available to common
  shareholders                           $     52,696   $      45,315   $     41,010   $     36,282    $     34,305
                                         ============   =============   ============   ============    ============

PER SHARE DATA: (1)
Basic net income                         $       1.46   $        1.29    $      1.15   $       1.02    $        .97
Diluted net income                               1.43            1.25           1.13           1.01             .97
Cash dividends declared                           .56             .42            .25            .15             .09
Book value at year-end                           9.27            8.56           8.08           7.09            6.99
Weighted average shares outstanding
  basic                                    36,025,000      35,213,000     35,547,000     35,500,000      35,193,000
Weighted average shares outstanding
  diluted                                  37,203,000      38,215,000     38,782,000     38,852,000      38,546,000

BALANCE SHEET DATA AT YEAR-END:
Total assets                             $  3,982,898   $   3,724,003   $  3,646,446   $  3,438,791    $  3,384,739
Securities available for sale                 818,267         766,815        793,502        372,861         380,170
Securities held to maturity                    87,207          88,371         74,851        508,382         561,874
Loans held for sale                            17,711          15,118         16,550         13,547          97,285
Loans, net of unearned income               2,741,406       2,570,143      2,398,757      2,288,390       2,041,401
Allowance for credit losses                    35,901          31,301         29,715         30,415          29,872
Deposits                                    3,140,625       3,065,253      3,039,541      2,850,451       2,881,913
Total shareholders' equity                    337,427         332,665        322,263        292,143         284,548

SELECTED FINANCIAL RATIOS:
Return on average assets                         1.38%           1.31%          1.24%          1.16%           1.14%
Return on average shareholders' equity          16.50           15.67          15.12          14.45           15.02
Dividend pay-out ratio                          45.20           44.02          42.87          39.39           34.00
Net interest margin, fully taxable equivalent    4.49            4.56           4.46           4.53            4.46
Average loans to average deposits               88.06           81.43          79.26          75.36           70.50
Average shareholders' equity to average
  assets                                         8.56            8.89           8.74           8.63            8.23
Allowance for credit losses to period end
  loans                                          1.31            1.22           1.24           1.33            1.46
Allowance for loan losses to total
  nonperforming loans                          360.46          341.01         226.47         217.59          199.51
Nonperforming loans to period end loans           .36             .36            .55            .61             .73
Net charge-offs to average loans                  .20             .21            .26            .17             .35

--------------------------------------------------------------------------------
                                 (Continued)


                                       40.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------



(1) Per share data has been restated to reflect the two-for-one stock split declared on May 12, 1998 and the three-for-two stock split declared in 1995 and all acquisitions accounted for as poolings of interests (see Note 2 of the financial statements.)

The following discussion and analysis represents a review of the Company's consolidated financial condition, results of operations, liquidity and capital resources. This review should be read in conjunction with the consolidated financial statements.

RESULTS OF OPERATIONS

Net income in 1997 increased $5,579 or 12% to $53,301, as compared to net income in 1996 of $47,722 and $43,761 in 1995. Diluted earnings per common share were $1.43, up from $1.25 in 1996 and $1.13 in 1995. In 1997, return on average common shareholders' equity was 16.50% and return on average assets was 1.38% as compared to 15.67% and 1.31% in 1996, and 15.12% and 1.24% in 1995. The increase in 1997 earnings was primarily due to a net pre-tax gain of $8,700 on the sale of $95,000 of deposits and seven branch offices of AmeriFirst Bank, N.A., an increase in gain on sale of loans at the commercial financing affiliate of $10,035, the result of increased loan volume, an increase in mortgage banking revenues of $3,336 caused by increased volume and profit margins in mortgage loan sales, and an increase in other fee-based revenue. These increases were partially offset by certain costs and other charges related to the deposit and branch sale, which in the aggregate were approximately $2,000 on a pre-tax basis, higher employee expense caused by the growth of MACC, the formation of MAFSI, and the growth in other fee-based financial services businesses. The increase in 1996 earnings compared to 1995 was primarily attributable to a net pre-tax gain on the sale of the Company's credit card portfolio of $4,568, an improved net interest margin, and an increase in mortgage banking revenues, offset partially by a one-time Savings Association Insurance Fund ("SAIF") assessment of $4,230 and increased employee expenses from the acquisition of various Florida collection agencies and the formation of MACC.

The provision for credit losses increased $3,046 or 45% in 1997 to $9,862. The 1996 provision for credit losses compared to 1995 was $1,310 higher, an increase of 24%. The increases in the 1997 and 1996 provisions were due primarily to increased loan volume occurring in each year.

ACQUISITIONS AND BUSINESS FORMATIONS

Effective October 2, 1998, Bancshares and Mid Am affiliated in a merger-of-equals transaction which was accounted for as a pooling of interests. Shareholders of Mid Am received 0.77 shares of Bancshares common stock for each share of Mid Am stock owned, with cash paid in lieu of fractional shares. In conjunction with the merger, Bancshares changed its name to Sky Financial Group, Inc. Mid Am had assets of approximately $2.3 billion, with 83 banking offices located in western Ohio and southern Michigan. Mid Am also owned 7 financial services subsidiaries, now subsidiaries of the Company, which engage in lines of business closely related to banking.

On July 22, 1998, Bancshares entered into an agreement and plan of merger with The Ohio Bank, Findlay, Ohio, whereby shareholders of the Ohio Bank will receive
63.25 Bancshares common shares for each share of The Ohio Bank owned. The Ohio Bank had assets of $579,405 and $539,031 as of December 31, 1997 and 1996, and net income of $6,019, $5,428 and $5,306 in 1997, 1996 and 1995. The merger is subject to approval by regulatory agencies and The Ohio Bank's shareholders, and is expected to be completed during the fourth quarter of 1998.

Effective May 12, 1998, Century Financial Corporation, Rochester, Pennsylvania, merged into Bancshares. The transaction was affected through the exchange of
 .7926 common shares of Bancshares for each of Century's outstanding common shares, with cash paid in lieu of fractional shares. CFC had assets of approximately $453,000 with 13 branches in Beaver and Butler counties in Pennsylvania. Initially, Century will operate as a wholly-owned subsidiary of the Company.

--------------------------------------------------------------------------------


                                  (Continued)

                                       41.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------

Effective March 6, 1998, UniBank, Steubenville, Ohio, affiliated with the Corporation by merging into Citizens. The transaction was affected through the exchange of 26.5 common shares of the Bancshares for each of UniBank's outstanding common shares, with cash paid in lieu of fractional shares. Unibank had assets of approximately $216,000 with 12 offices in Jefferson and Columbiana counties in Ohio, and is operated as part of Citizens' branch network.

On November 21, 1997, Bancshares acquired the Martins Ferry, St. Clairsville and Barnsville, Ohio branches of Metropolitan Savings Bank of Ohio, an affiliate of FNB Corporation, Hermitage, Pennsylvania. In the transaction, Bancshares acquired $25.2 million of loans and approximately $1 million of other assets, assumed $64.2 million of deposit liabilities and received approximately $32.9 million of funds. Bancshares paid a premium of $5.8 million in the transaction, which is reflected in other assets in the supplemental consolidated balance sheet and is being amortized on an accelerated basis over 15 years.

On May 16, 1997, prior to its merger, UniBank assumed certain deposit liabilities and purchased certain assets from National City Bank, Northeast. In the transaction, UniBank received $31.2 million of funds and approximately $1 million of other assets, and assumed $34.1 million of deposit liabilities. UniBank paid a premium of $1.9 million on the transaction, which is reflected in other assets in the supplemental consolidated balance sheet and is being amortized on an accelerated basis over 10 years.

Bancshares also entered merger transactions on October 11, 1996, with The Navarre Deposit Bank Company, Navarre, Ohio, and on December 31, 1995, with The Western Reserve Bank of Ohio, Lowellville, Ohio. Each transaction was accounted for as a pooling of interests. Bancshares issued 1,014,000 shares in the Navarre transaction and 840,000 shares in the Western Reserve transaction.

NET INTEREST INCOME

Net interest income, the difference between interest income earned on interest-earning assets and interest expense incurred on interest-bearing liabilities, is the most significant component of the Company's earnings. Net interest income is affected by changes in the volumes and rates of interest-earning assets and interest-bearing liabilities and the type and mix of interest-earning assets and interest-bearing liabilities.

The following table, presented on a tax equivalent basis, summarizes net interest income and net interest margin for each of the three years in the period ended December 31, 1997.

                                                                              1997           1996           1995
                                                                              ----           ----           ----

Net interest income                                                      $   157,984    $   151,479     $   144,395
Taxable equivalent adjustments to net interest income                          4,184          4,128           4,047
                                                                         -----------    -----------     -----------
Net interest income, fully-taxable equivalent                            $   162,168    $   155,607     $   148,442
                                                                         ===========    ===========     ===========

Net interest margin                                                             4.37%          4.44%          4.34%
Taxable equivalent adjustment                                                    .12            .12             .12
                                                                         -----------    -----------     -----------
Net interest margin, fully taxable equivalent                                   4.49%          4.56%          4.46%
                                                                         ===========    ===========     ==========

AVERAGE INTEREST-EARNINGS ASSET MIX

Average interest-earning assets in 1997 totaled $3,612,016 as compared with $3,412,123 in 1996 and $3,327,642 in 1995. In 1997, average loans (including loans held for sale) and securities, the two largest components of interest-earning assets, comprised 75% and 24% of average interest-earning assets as compared to 72% and 25% in 1996 and 71% and 27% in 1995.



--------------------------------------------------------------------------------


                                  (Continued)

                                      42.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------

AVERAGE INTEREST-BEARING LIABILITY MIX
Average interest-bearing liabilities in 1997 totaled $3,153,807 as compared with $2,966,737 in 1996 and $2,906,895 in 1995. In 1997, average time deposits and savings deposits, the two largest components of interest-bearing liabilities, comprised 52% and 24% of average interest-bearing liabilities as compared to 54% and 25% in 1996, and 53% and 26% in 1995. Average saving deposits decreased during 1997 due in part to the sale of $95,000 of deposits in the first quarter as well as a shift to wholesale funding. There was only a slight decrease in the percentage of time deposits and savings deposits to total interest-bearing liabilities from 1995 to 1996.

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES
The following table reflects the components of the Company's net interest income for each of the three years ended December 31, 1997, setting forth: (i) average assets, liabilities, and shareholders' equity, (ii) interest income earned on interest-earning assets and interest expense incurred on interest-bearing liabilities, (iii) average yields earned on interest-earning assets and average rates incurred on interest-bearing liabilities, (iv) the net interest rate spread (i.e., the average yield earned on interest-earning assets less the average rate incurred on interest-bearing liabilities), and (v) the net interest margin (i.e., net interest income divided by average interest-earning assets). Rates are computed on a tax equivalent basis. Non-accrual loans have been included in the average balances.


--------------------------------------------------------------------------------
                                   (Continued)


                                       43.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


                                    1997                               1996                                 1995
                     --------------------------------   --------------------------------    ---------------------------------
                        Average                            Average                            Average
                        Balance     Interest    Rate       Balance     Interest    Rate       Balance     Interest      Rate
                        -------     --------    ----       -------     --------    ----       -------     --------      ----
Interest-earning assets
    Interest-earning
      deposits       $    5,586    $    292     5.23%   $    4,974    $    284     5.71%   $    5,649    $     319      5.65%
    Federal funds
      sold and other     45,249       2,498     5.52        74,465       3,988     5.36        89,471        5,198      5.81
    Securities          869,109      57,235     6.58       863,863      56,079     6.48       886,099       57,354      6.44
    Loans             2,692,072     247,028     9.18     2,468,821     226,742     9.18     2,346,423      214,510      9.14
                     ----------    --------             ----------    --------              ---------    ---------
       Total interest-
         earning
         assets       3,612,016     307,053     8.50     3,412,123     287,093     8.41     3,327,642      277,381      8.32

Nonearning assets       239,482                            219,111                            209,454
                     ----------                         ----------                         ----------
    Total assets     $3,851,498                         $3,631,234                         $3,537,096
                     ==========                         ==========                         ==========

Interest-bearing liabilities
    Demand deposits  $  343,429       7,341     2.14    $  368,852       7,215     1.96    $  356,856        7,410      2.08
    Savings deposits    748,672      21,514     2.87       755,544      21,889     2.90       763,943       22,916      3.00
    Time deposits     1,627,770      91,699     5.63     1,587,455      89,182     5.62     1,532,265       84,614      5.52
                      ---------    --------             ----------    --------             ----------    ---------
      Total interest-
         bearing
         deposits     2,719,871     120,554     4.43     2,711,851     118,286     4.36     2,653,064      114,940      4.33
    Short-term
      borrowings        211,228      10,460     4.95       147,050       6,768     4.60       121,866        5,843      4.79
    Debt and FHLB
      advances          222,708      13,871     6.23       107,836       6,432     5.96       131,965        8,156      6.18
                     ----------    --------             ----------    --------             ----------    ---------
       Total interest-
         bearing
         liabilities  3,153,807     144,885     4.59     2,966,737     131,486     4.43     2,906,895      128,939      4.44
                                   --------                           --------                           ---------

Noninterest-bearing
  liabilities           368,076                            341,761                            321,055
Shareholders'
  equity                329,615                            322,736                            309,146
                     ----------                         ----------                         ----------
    Total liabilities
      and equity     $3,851,498                         $3,631,234                         $3,537,096
                     ==========                         ==========                         ==========

NET INTEREST INCOME,
  FULLY TAXABLE
  EQUIVALENT; NET
  INTEREST SPREAD                  $162,168     3.91%                 $155,607     3.98%                 $ 148,442      3.88%
                                   ========    =====                  ========    =====                  =========     =====

NET INTEREST INCOME,
  FULLY TAXABLE
  EQUIVALENT TO
  EARNING ASSETS                                4.49%                              4.56%                                4.46%
                                               =====                              =====                                =====


- For purposes of this schedule, nonaccrual loans are included in loans.
- Fees collected on loans are included in interest on loans.


--------------------------------------------------------------------------------
                                   (Continued)



                                      44.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------

The net interest margin decreased 7 basis points to 4.49% in 1997 and increased 10 basis points to 4.6% in 1996. The decrease in the Company's net interest margin in 1997 was due primarily to increases in the cost of average borrowings and debt, offset by higher-yielding earning assets resulting from increased average loan levels and the sale of certain low-yielding securities during the first quarter of 1997. Average total loans in 1997 were $2,692,072 an increase of $223,251 or 9.4% over 1996 average total loans of $2,468,821. The increase in the Company's net interest margin in 1996 was due primarily to changes in the Company's earning asset mix.

Net interest income may also be analyzed by segregating the volume and rate components of interest income and interest expense. The following table presents an analysis of increases and decreases in interest income and expense in terms of changes in volume and interest rates during the three years ended December 31, 1997. Changes not due solely to either a change in volume or a change in rate have been allocated based on the respective percentage changes in average balances and average rates. The table is presented on a tax equivalent basis.

                                                         1997                                         1996
                                        ------------------------------------         ------------------------------------
                                            Change from 1996 in interest                Change from 1995 in interest
                                              Income or expense due to                     Income or expense due to
                                        ------------------------------------         ------------------------------------
                                        Volume           Rate          Total         Volume           Rate          Total
                                        ------           ----          -----         ------           ----          -----
Interest income attributable to:
   Interest-bearing deposits           $     35       $    (27)      $      8       $    (38)      $      3       $    (35)
   Federal funds sold                    (1,565)            75         (1,490)          (872)          (338)        (1,210)
   Securities                               297            859          1,156         (1,609)           334         (1,275)
   Loans, net                            20,504           (218)        20,286         11,190          1,042         12,232
                                       --------       --------       --------       --------       --------       --------

     Total interest income               19,271            689         19,960          8,671          1,041          9,712
                                       --------       --------       --------       --------       --------       --------

Interest expense attributable to:
   Deposits:
     Interest-bearing demand               (497)           623            126            249           (444)          (195)
     Savings                               (199)          (176)          (375)          (252)          (775)        (1,027)
     Time                                 2,265            252          2,517          3,048          1,520          4,568
                                       --------       --------       --------       --------       --------       --------
       Total deposits                     1,569            699          2,268          3,045            301          3,346
   Short-term borrowings                  2,954            738          3,692          1,207           (282)           925
   Debt and FHLB advances                 6,852            587          7,439         (1,491)          (233)        (1,724)
                                       --------       --------       --------       --------       --------       --------

       Total interest expense            11,375          2,024         13,399          2,761           (214)         2,547
                                       --------       --------       --------       --------       --------       --------

Net interest income                    $  7,896       $ (1,335)      $  6,561       $  5,910       $  1,255       $  7,165
                                       ========       ========       ========       ========       ========       ========

PROVISION FOR CREDIT LOSSES
The provision for loan losses represents the charge to income necessary to adjust the allowance for loan losses to an amount that represents management's assessment of the losses inherent in the Company's loan portfolio. All lending activity contains associated risks of loan losses, and the Company recognizes these credit risks as a necessary element of its business activity. To assist in identifying and managing potential loan losses, the Company maintains a loan review function that continuously evaluates individual credit relationships as well as overall loan-portfolio conditions. One of the primary objectives of this loan review function is to make recommendations to management as to both specific loss reserves and overall portfolio-loss reserves.


--------------------------------------------------------------------------------
                                   (Continued)


                                      45.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


The provision for credit losses increased $3,046 or 45% to $9,862 in 1997. The increase in 1997 was primarily due to additional provisions in response to increased loan levels, particularly construction and nonresidential real estate loans. The Company's allowance for credit losses as a percentage of loans at December 31, 1997 was 1.31% as compared to 1.22% and 1.24% at December 31, 1996 and 1995. At December 31, 1997, the Company's allowance for credit losses represented 360% of nonperforming loans as compared to 341% and 226% at December 31, 1996 and 1995.

NONINTEREST INCOME
The table below summarizes the sources of the Company's noninterest income.

                                                                                                  1997          1996
                                                                                                   Vs.           Vs.
                                                           1997         1996         1995         1996          1995
                                                           ----         ----         ----         ----          ----

Trust department income                               $    3,024   $    2,391    $   2,010         26%           19%
Service charges and fees on deposit accounts              13,197       11,110       10,177         19             9
Mortgage banking income                                   14,488       11,152        8,565         30            30
Brokerage commissions                                      6,083        9,156        9,540        (34)           (4)
Collection agency fees                                     5,053        4,213        3,399         20            24
Net gains (losses) on sales of securities                   (122)       1,553          248       (108)          526
Net gains on sales of commercial financing loans          13,027        2,992            -        335             -
Gain on sale of credit card accounts                           -        4,568            -          -             -
Gain on sale of deposits and branch offices                8,703            -            -          -             -
International department fees                                971        1,009          762         (4)           32
Net gains on sales of other loans                            953          375          352        154             7
Other                                                     12,183        9,717        8,433         25            15
                                                      ----------   ----------    ---------

                                                      $   77,560   $   58,236    $  43,486         33%           34%
                                                      ==========   ==========    =========        ===          ====

As seen from the above table, noninterest income is an increasingly important source of revenue to the Company as it continues to expand its offerings of nonbank related financial services. Noninterest income has increased by $34,074 since 1995, of which $19,324 occurred between 1996 and 1997. Mortgage banking remains the largest component of noninterest income and consists of net gains on sales of mortgage loans and mortgage loan servicing fees. The increase in 1997 compared to 1996 was the result of an increase in the volume of mortgages sold and higher profit margins on sales. The increase in mortgage banking revenue in 1996 compared to 1995 was primarily attributable to an increase in the volume of mortgage loans sold.

In February 1997, AmeriFirst sold seven of its branch offices located in the metropolitan Cincinnati, Ohio area. The branch sale included the transfer of $95,000 of deposits. The Company believes that the sale of the branches will enable AmeriFirst to focus on its Greene County market area.

The gain on sale of credit cards which was realized in 1996 was the result of management's decision to exit the credit card business as a stand alone card issuer. In connection with this decision, substantially all of the Company's credit card relationships and outstanding balances were sold to a national credit card issuer. The Company continues to earn fee income and incur costs from its credit card merchant activities.


--------------------------------------------------------------------------------
                                   (Continued)


                                      46.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


MACC increased its gain on sale of loans to $13,027 in 1997 from $2,992 in 1996. The significant increase in gains was primarily due to an increase in volume of loans sold ($98,193 in 1997 compared to $28,466 in 1996) and to higher profit margins. The unit commenced operations in April of 1996.

The decrease in brokerage commission fees in 1997 compared to 1996, and a slight decrease in 1996 compared to 1995, were caused by a reduction in the number of independent registered representatives (brokers) which occurred in the middle of 1996 after a change in the clearinghouse used by the Company's broker/dealer subsidiary. The Company increased the number of registered representatives in 1997 through advertising and recruiting efforts; however, not to the level prior to the clearinghouse change. Through continuing efforts to recruit new registered representatives, the Company expects 1998 revenues to increase to the levels achieved in 1995.

Collection agency fee income increased $840 in 1997 compared with an increase of $814 in 1996. The increases in 1997 and 1996 were due to increased volume of collections, which was the result of several acquisitions in 1996 and the acquisition of a small ambulance and medical billing agency in 1997.

Citizens purchased Bank Owned Life Insurance ("BOLI") during the second quarter of 1997 to offset costs of selected employee benefits. The income from BOLI totaled $801 for 1997.

NONINTEREST EXPENSE
Noninterest expense includes costs, other than interest, that are incurred in the operations of the Company. The table below summarizes the components of the Company's noninterest expense.

                                                                                                  1997          1996
                                                                                                   Vs.           Vs.
                                                           1997         1996         1995         1996          1995
                                                           ----         ----         ----         ----          ----

Salaries and employee benefits                        $   77,423   $   63,076    $  54,218         23%           16%
Occupancy and equipment expense                           21,362       19,586       18,478          9             6
Merger, integration and restructuring expense                200          838          711        (76)           18
Brokerage commissions                                      3,597        5,604        6,608        (36)          (15)
FDIC expense                                                 652        5,571        4,240        (88)           31
Franchise taxes                                            3,889        3,842        3,565          1             8
Printing and supplies                                      3,505        3,485        3,077          1            13
Legal and other professional fees                          5,236        3,343        3,043         57            10
Amortization of intangible assets                          2,363        1,942        2,110         22            (8)
Other                                                     29,053       25,869       22,538         12            15
                                                      ----------   ----------    ---------

                                                      $  147,280   $  133,156    $ 118,588         11%           12%
                                                      ==========   ==========    =========        ===          ====

Salaries and employee benefits comprise the largest component of noninterest expense and were 53%, 47% and 46% of noninterest expense in 1997, 1996, and 1995. Salary and wages increased in 1997 due to increases in salary rates and in full-time equivalent employees, primarily at the Company's financial service affiliates. Commissions paid to employees increased primarily due to growth in revenues from its fee-based financial services affiliates and higher mortgage loan originations. Salaries, wages and commissions increased in 1996 compared to 1995 due to the formation of MACC, the acquisition of three credit agencies in Florida, increased employee commission expense related to higher mortgage loan origination and salary increases. Employee benefits and retirement benefit expenses increased in 1997 and 1996 because of improved earnings performance by the Company. Certain portions of employees' incentive and retirement compensation are tied to levels of the Company's financial performance. The


--------------------------------------------------------------------------------
                                   (Continued)


                                      47.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


Company does not offer any post-employment benefits other than through its retirement plans.

Net occupancy and equipment expense increased 9% in 1997 compared to 1996 due to increases in building rent and other related expenses primarily from the Company's newly formed fee-based financial services affiliates. Increases in 1997 and 1996 occurred in equipment expense relating to added depreciation expense due to the purchase of state-of-the-art computer equipment and software. The Company believes that technology plays an important role in providing excellent service to its customers.

FDIC expense decreased in 1997 due to lower premium rates necessary to fund servicing of FICO bonds. FDIC expense increased in 1996 due to the special assessment of $.67 per $100 of deposits insured through the SAIF which aggregated $4,230.

During 1997, 1996 and 1995, the Company incurred $200, $838 and $711 in merger, integration and restructuring expenses related to various mergers and acquisitions discussed in Note 2 of the Supplemental Consolidated Financial Statements.

INCOME TAXES
The provision for income taxes increased to $25,101 in 1997 from $22,021 in 1996 due to an increase in pre-tax income. The effective income tax rates for 1997, 1996 and 1995 were 32.0%, 31.6% and 31.4%. Tax exempt investment and loan income are the primary reason that the effective tax rate is less than the statutory tax rate of 35%. The Company became subject to state income taxes in 1997 because of expansion of its fee-based financial services businesses into new states.

LIQUIDITY
The liquidity of a financial institution reflects its ability to provide funds to meet loan requests, to accommodate possible outflows in deposits and to take advantage of interest rate market opportunities. Funding of loan requests, providing for liability outflows, and management of interest rate fluctuations require continuous analysis in order to match the maturities of specific categories of short-term loans and investments with specific types of deposits and borrowings. Financial institution liquidity is thus normally considered in terms of the nature and mix of the institution's sources and uses of funds.

Since the Company is a holding company and does not conduct operations, its primary sources of liquidity are borrowings from outside sources and dividends paid to it by its subsidiaries. For national banks, the approval of the Office of the Comptroller of the Currency is required in order to pay dividends in excess of the subsidiaries' earnings retained for the current year plus retained net profits for the prior two years. As a result of these restrictions, dividends which could be paid to the Company by its bank subsidiaries were limited to $24,034 at December 31, 1997.

The Company's liquidity position increased in 1997. It is management's belief that the Company's liquidity position is adequate. The Company continues to emphasize loan originations primarily in commercial real estate loans and installment loans because of attractive yields. The funding of loans in 1997 and the Company's emphasis of investing in securities available for sale was responsible for the 1997 increase in cash used by investing activities which was offset by an increase in the funds provided by financing activities primarily due to an increase in ("FHLB") advances. The Company's bank subsidiaries have lines of credit with the FHLB and can borrow up to $482,440, of which $238,355 is currently outstanding. In December, 1996, the Company entered into an agreement with an unrelated financial institution which enabled the Company to borrow up to $20,000 for a period of one year. The agreement was renewed in December, 1997 and permits the Company to borrow up to $25,000 through December 30, 1998. At December 31, 1997, $15,000 was borrowed against the available credit facility.

--------------------------------------------------------------------------------
                                   (Continued)


                                      48.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


During the second quarter of 1997, the Company issued, through a special purpose subsidiary, $27,500 of 10.20% Trust Preferred Securities. The mandatory redemption date of the securities is June 1, 2027. However, the Company may redeem the securities commencing June 1, 2007 at a redemption price of 105.10% of the face value of the capital securities and thereafter at a premium which declines annually. On or after June 1, 2017, the capital securities may be redeemed at face value. The capital securities are reflected as long-term debt in the Company's financial statements; however, for regulatory purposes the capital securities are considered Tier I capital.

On January 16, 1998, the Company issued $50,000 of 7.08% subordinated ten-year debt in a private placement transaction. The proceeds from this debt will be used for general corporate purposes, including funding of consumer finance subsidiary loans, reduction of borrowings under the Company's line of credit, investment securities and the buyback of the Company's common stock under a systematic plan for funding future stock dividends and issuance of shares under its stock option plan. The subordinated debt is considered Tier II capital for regulatory purposes.

As shown in the consolidated statement of cash flows presented elsewhere herein, cash and due from banks increased $6,250 during 1997 to $138,105 at December 31, 1997. The increase in 1997 is composed of $221,208 used for investing activities offset by $170,449 provided by financing activities and $57,009 provided by operating activities.

                                                                                                1997         1996
                                                                                                 Vs.          Vs.
                                                           1997         1996         1995       1996         1995
                                                           ----         ----         ----       ----         ----
Operating Activities:
    Net income                                        $   53,301   $   47,722    $  43,761   $  5,579    $    3,961
    Provisions for credit losses, depreciation
      and amortization                                    24,290       18,979       18,508      5,311           471
    Net cash provided by secondary market
      activity                                            16,096        9,447        3,200      6,649         6,247
    Net gains on sales of assets                         (35,029)     (17,602)      (6,280)   (17,427)      (11,322)
    Other items                                           (1,649)       7,568       (9,877)    (9,217)       17,445
                                                      ----------   ----------    ---------   --------    ----------

                                                      $   57,009   $   66,114    $  49,312   $ (9,105)   $   16,802
                                                      ==========   ==========    =========   ========    ==========

Net cash provided by operating activities decreased in 1997 compared to 1996 primarily from increased net gains on the sale of assets, including the gain from the sale of branch offices ($225) and the premium from deposits sale ($8,703) where proceeds from these sales are reflected in investing and financing activities. Cash flows from both sales of mortgages and other loans and originations of these loans increased substantially in 1997 and 1996.. The increase in cash provided by operating activities in 1996 compared to 1995 was due primarily to the increase in cash generated in mortgage banking activities and a decrease in interest receivable and other assets.

--------------------------------------------------------------------------------
                                   (Continued)



                                      49.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


                                                                                                1997         1996
                                                                                                 Vs.          Vs.
                                                           1997         1996         1995       1996         1995
                                                           ----         ----         ----       ----         ----
Investing Activities:
    Net increase in loans                             $ (170,782)  $ (280,115)   $(177,145) $ 109,333    $ (102,970)
    Loans purchased                                      (11,989)      (3,604)           -     (8,385)       (3,604)
    Proceeds from sales of portfolio loans                32,309       42,383       53,633    (10,074)      (11,250)
                                                      ----------   ----------    ---------  ---------    ----------
       Net loan activities                              (150,462)    (241,336)    (123,512)    90,874      (117,824)

    Proceeds from securities activities                  336,046      330,301      258,490      5,745        71,811
    Purchases of securities                             (372,292)    (248,082)    (226,333)  (124,210)      (21,749)
                                                      ----------   ----------    ---------  ---------    ----------
       Net securities activities                         (36,246)      82,219       32,157   (118,465)       50,062

    Purchases of bank premises and equipment             (18,165)     (14,029)      (9,869)    (4,136)       (4,160)
    Net change in federal funds sold position                640       69,302      (85,359)   (68,662)      154,661
    Purchase of life insurance contracts                 (20,000)        (500)        (724)   (19,500)          224
    Other items                                            3,025        2,432        6,091        593        (3,659)
                                                      ----------   ----------    ---------  ---------    ----------

                                                      $ (221,208)  $ (101,912)   $(181,216) $(119,296)  $   79,304
                                                      ==========   ==========    =========  ==========   ==========

Comparing 1997 to 1996, net cash used for investing activities increased slightly. The rate of growth in loans slowed in 1997 compared to 1996. The increase in securities available for sale in 1997 was also lower than the decrease experienced in 1996, as the need for funding loans was lower. For 1996, loan balances increased significantly, which was partially funded by the sale of securities and federal funds sold. Net cash used for investing activities decreased $79,304 from 1995 to 1996 primarily due to the decrease in federal funds sold and increases in net loan activities offset by a decrease in net securities activities.

                                                                                                1997         1996
                                                                                                 Vs.          Vs.
                                                           1997         1996         1995       1996         1995
                                                           ----         ----         ----       ----         ----
Financing Activities:
    Net change in deposit activities                  $   50,476   $   25,713    $ 189,088   $ 24,763    $ (163,375)
    Proceeds from long-term and short-term
      borrowings                                         225,465       74,623       31,712    150,842        42,911
    Repayments of debt and long-term FHLB
      advances                                           (49,686)     (42,965)     (42,886)    (6,721)          (79)
    Cash dividends and fractional shares paid            (24,041)     (22,371)     (19,231)    (1,670)       (3,140)
    Preferred stock retired, treasury stock
      acquisitions and other items                       (31,765)     (11,656)      (8,060)   (20,109)       (3,596)
                                                      ----------   ----------    ---------   --------     ---------

                                                      $  170,449   $   23,344    $ 150,623   $147,105    $ (127,279)
                                                      ==========   ==========    =========   ========    ==========

Comparing 1997 with 1996, the increase in net cash provided for financing activities was primarily due to the increase in borrowings in 1997 offset partially by the increase in buyback of stock. Net cash provided by financing activities decreased $127,279 from 1995 to 1996, primarily due to a net decrease in the deposit growth for 1995 compared to 1996. The decrease in bank deposits in 1996 was primarily attributable to the Company using alternative lower cost funds instead of higher rate deposits, primarily certificates of deposit.


--------------------------------------------------------------------------------
                                   (Continued)


                                      50.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


ASSET/LIABILITY MANAGEMENT
Closely related to liquidity management is the management of interest-earning assets and interest-bearing liabilities. The Company manages its rate sensitivity position to avoid wide swings in net interest margins and to minimize risk due to changes in interest rates.

The difference between a financial institution's interest rate sensitive assets (i.e., assets which will mature or reprice within a specific time period) and interest rate sensitive liabilities (i.e., liabilities which will mature or reprice within the same time period) is commonly referred to as its "interest rate sensitivity gap" or "gap." An institution having more interest rate sensitive assets than interest rate sensitive liabilities within a given time period is said to have a "positive gap," which generally means that if interest rates increase, a company's net interest income will increase and if interest rates decrease, its net interest income will decrease. An institution having more interest rate sensitive liabilities than interest rate sensitive assets within a given time period is said to have a "negative gap," which generally means that if interest rates increase, a company's net interest income will decrease and if interest rates decrease, its net interest income will increase.

The following table sets forth the cumulative maturity distributions as of December 31, 1997 of the Company's interest-earning assets and interest-bearing liabilities, its interest rate sensitivity gap, cumulative interest rate sensitivity gap for such assets and liabilities, and cumulative interest rate sensitivity gap as a percentage of total interest-earning assets. This table indicates the time periods in which certain interest-earning assets and certain interest-bearing liabilities will mature or may reprice in accordance with their contractual terms.

While most assets and liabilities reprice either at maturity or in accordance with their contractual terms, several balance sheet components demonstrate characteristics that require adjustments to more accurately reflect their repricing behavior. When using simulation modeling, assumptions based on historical pricing relationships and anticipated market reactions are made to certain core deposits to reflect the elasticity of the changes in their interest rates relative to the changes in market interest rates. In addition, estimates are made regarding early loan and security repayments. These adjustments provide a more accurate picture of the Corporation's interest rate risk profile than the repricing schedule.

Total interest-earning assets exceeded interest-bearing liabilities by $455,808 at December 31, 1997. This difference was funded through noninterest-bearing liabilities and shareholders' equity. The data presented above is based on contractual maturities and repricing only and does not include assumptions regarding early loan and security repayments. The table below shows that the total liabilities maturing or repricing within one year exceed assets maturing or repricing within one year by $433,507. However, repricing of certain categories of assets and liabilities is subject to competitive and other influences that are beyond the Corporation's control. Therefore, certain assets and liabilities indicated as maturing or repricing within a stated period may, in fact, mature or reprice in other periods or at different volumes.


--------------------------------------------------------------------------------
                                   (Continued)


                                      51.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


                                                        Maturity or Next Rate Adjustment Date
                                         ------------------------------------------------------------------
                                            0-3                3-12               1-5              Over 5
                                           Months             Months             Years              Years             Total
                                           ------             ------             -----              -----             -----
RATE SENSITIVE ASSETS (RSA)
    Loans and loans held
      for sale (a)                      $   859,126        $   559,838        $   951,240        $   388,913       $ 2,759,117
    Securities (b)                          102,291            163,987            332,497            306,699           905,474
    Federal funds sold                       36,526                                                                     36,526
    Interest-bearing deposits                 6,389                                                                      6,389
                                        -----------        -----------        -----------        -----------       -----------
      Rate sensitive assets             $ 1,004,332        $   723,825        $ 1,283,737        $   695,612       $ 3,707,506
                                        ===========        ===========        ===========        ===========       ===========

RATE SENSITIVE LIABILITIES (RSL)
    Interest-bearing deposits           $ 1,148,151        $   685,304        $   926,875        $    25,637       $ 2,785,967
    Short-term borrowings,
      debt and FHLB
      advances                              274,369             53,840            100,808             36,714           465,731
                                        -----------        -----------        -----------        -----------       -----------
        Rate sensitive liabilities      $ 1,422,520        $   739,144        $ 1,027,683        $    62,351       $ 3,251,698
                                        ===========        ===========        ===========        ===========       ===========


    Gap (c)                             $  (418,188)       $   (15,319)       $   256,054        $   633,261       $   455,808
    Cumulative gap                         (418,188)          (433,507)          (177,453)           455,808
    Cumulative gap/ Total
      RSA                                    (11.28)%           (11.69)%            (4.79)%            12.29%


  (a) Expected maturities will likely differ from contractual maturities because some borrowers and issuers have the right to call or prepay obligations with or without call or prepayment penalties.
  (b)  Includes securities available for sale and held to maturity.
  (c) Gap is defined as rate sensitive assets less rate sensitive liabilities and may be expressed in dollars or as a percentage.

CAPITAL RESOURCES
The Federal Reserve Board ("FRB") has established risk-based capital guidelines that must be observed by bank holding companies and banks. Under these guidelines, total qualifying capital is categorized into two components -- Tier I and Tier II capital. Tier I capital generally consists of common shareholders' equity, perpetual preferred stock (subject to limitations) and minority interests in subsidiaries. Subject to limitations, Tier II capital includes certain other preferred stock and debentures, and a portion of the reserve for credit losses. These ratios are expressed as a percentage of risk-adjusted assets, which include various risk-weighted percentages of off-balance-sheet exposures, as well as assets on the balance sheet. The FRB regulations governing the various capital ratios do not recognize the effects of SFAS 115 "Accounting for Certain Investments in Debt and Equity Securities" on capital relating to changes in market value of securities available for sale.

At December 31, 1997, a minimum Tier I capital ratio of 4.00% and a total capital ratio of 8.00% were required. The Company's qualifying capital at December 31, 1997 exceeded both the Tier I and Tier II risk-based capital guidelines. In addition, a capital leverage ratio is used in connection with the risk-based capital standards which is defined as Tier I capital divided by total assets adjusted for certain items. Included in Tier I capital are $27,500 of 10.20% capital securities issued by the Company through a special purpose trust subsidiary in 1997. The following table presents the various capital and leverage ratios of the Company.

--------------------------------------------------------------------------------
                                   (Continued)


                                      52.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------



                                                                                            1997           1996
                                                                                            ----           ----

Total adjusted average assets for leverage ratio                                      $  3,880,849     $ 3,661,843
Risk-weighted assets and off-balance-sheet financial
  instruments for capital ratio                                                          3,019,090       2,644,083
Tier I capital                                                                             343,599         322,616
Total risk-based capital                                                                   378,254         350,077
Leverage ratio                                                                                 8.9%            8.8%
Tier I capital ratio                                                                          11.4            12.2
Total capital ratio                                                                           12.5            13.2

Capital ratios applicable to the Company's main banking subsidiaries at December 31, 1997 were as follows:

                                                                                                           Total
                                                                                           Tier I       Risk-based
                                                                         Leverage          Capital        Capital
                                                                         --------          -------        -------
Regulatory capital requirements:
     Minimum                                                                    4.0%           4.0%            8.0%
     Well-capitalized                                                           5.0            6.0            10.0
Bank Subsidiaries:
     Mid Am Bank                                                                8.0            9.6            10.6
     Citizens                                                                   5.9            9.6            10.3
     First National                                                             7.7           10.2            11.0
     Century                                                                    7.7           10.3            11.6
     AmeriCom                                                                   7.0            9.3            10.5

SECURITIES
The following tables set forth the carrying value at market at the respective year end for each of the last three years and the aggregate amortized cost of the Company's securities at December 31, 1997.

                                                                                    Estimated Fair Value
                                                          Amortized     -------------------------------------------
                                                            Cost           1997             1996           1995
                                                            ----           ----             ----           ----
SECURITIES AVAILABLE FOR SALE
U.S.  Treasury securities                              $     83,850     $    84,339    $    83,871     $     94,168
U.S.  Government agencies and corporations                  138,689         139,677         95,946          136,789
Obligations of states and political
  subdivisions                                               55,830          57,231         61,039           86,549
Corporate and other securities                               27,870          28,090         16,436           20,004
Mortgage-backed securities                                  449,161         451,004        461,887          416,213
                                                       ------------     -----------    -----------     ------------
         Total debt securities available for
           sale                                             755,400         760,341        719,179          753,723
Marketable equity securities                                 53,488          57,926         47,636           39,779
                                                       ------------     -----------    -----------     ------------
         Total securities available for sale           $    808,888     $   818,267    $   766,815     $    793,502
                                                       ============     ===========    ===========     ============


--------------------------------------------------------------------------------
                                   (Continued)



                                      53.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------



                                                                                    Estimated Fair Value
                                                          Amortized      ------------------------------------------
                                                            Cost           1997             1996           1995
                                                            ----           ----             ----           ----
SECURITIES HELD TO MATURITY
U.S.  Treasury securities                              $     38,618     $    38,768    $    47,443     $     37,723
U.S.  Government agencies and corporations                   22,981          23,019         13,330           14,367
Obligations of states and political
  subdivisions                                               22,013          22,441         23,741           18,216
Corporate and other securities                                1,496           1,472          1,453            2,011
Mortgage-backed securities                                    2,099           2,318          2,660            3,161
                                                       ------------     -----------    -----------     ------------
         Total securities held to maturity             $     87,207     $    88,018    $    88,627     $     75,478
                                                       ============     ===========    ===========     ============

The portfolio contains mortgage-backed securities and to a limited extent, other securities, which have unknown cash flow characteristics. The variable cash flows present additional risk to the bondholders in the form of prepayment or extension risk primarily caused by market interest rate changes. This additional risk is generally rewarded in the form of higher yields to the investor.

The Company utilizes tools to minimize and monitor this risk, requiring the security to pass a stress test at the time of purchase. This testing measures prepayment and extension risk under severe changes in interest rates. Additionally, the corporate investment policy defines certain types of high risk securities as ineligible for purchase, including securities which may not return full principal to the Company. It is also the practice of the Company to minimize premiums paid on mortgage securities to avoid yield reduction if prepayments increase. These policies help insure that there will be no material impact from these investments to the financial statements due to changing interest rates.

The internal accounting systems and controls are in place to account for amortization and accretion of premiums and discounts. As prepayments of principal are received, the system automatically adjusts premiums and discounts to reflect the proper book values.

There are no securities of any single issuer where the aggregate carrying value of such securities exceeded 10% of shareholders' equity, except those of the U.S. Treasury, U.S. Government agencies and substantially all mortgage-backed securities issued by Federal Home Loan Mortgage Corporation ("FHLMC"), Federal National Mortgage Association ("FNMA") and Government National Mortgage Association.

The following tables show the contractual maturities and weighted average yields of the Company's securities as of December 31, 1997. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities are presented in the table based on current assumptions as to prepayments. The weighted average yields on income from tax exempt obligations of state and political subdivisions have been adjusted to a tax equivalent basis.

--------------------------------------------------------------------------------
                                   (Continued)


                                      54.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------



                           Within 1 Yr              1-5 Yrs               5-10 Yrs              Over 10 Yrs
                           -----------              -------               --------              -----------
                         Amount    Yield        Amount    Yield        Amount     Yield       Amount    Yield
                         ------    -----        ------    -----        ------     -----       ------    -----
AVAILABLE FOR SALE
U.S. Treasury         $   28,457    5.55%    $   48,652    6.01%         7,230   6.17%
U.S. Government
  agencies and
  corporations             9,003    5.29         63,350    6.39%        62,716   7.19       $   4,608     6.77%
Obligations of
  states and
  political
  subdivisions             6,774    6.90         29,679    7.49         14,128   6.87           6,650     7.15
Corporate and
  other securities         6,605    6.33         12,370    6.52          1,956   5.64           7,159     9.03
Mortgage-backed
  securities              79,496    7.00         53,550    6.58         91,812   6.58         226,146     6.85
                      ----------             ----------              ---------              ---------
Total debt
  securities
  available for
  sale                $  130,335    6.52%    $  207,601    6.51%     $ 177,842   6.79%      $ 244,563     6.92%
                      ==========   =====     ==========   =====      =========   ====       =========     ====


                           Within 1 Yr              1-5 Yrs               5-10 Yrs              Over 10 Yrs
                           -----------              -------               --------              -----------
                         Amount    Yield        Amount    Yield        Amount     Yield       Amount    Yield
                         ------    -----        ------    -----        ------     -----       ------    -----
HELD TO MATURITY
U.S. Treasury         $    8,133     6.15%   $   30,485     6.00%
U.S. Government
  agencies and
  corporations             6,879     4.87        16,102     6.48
Obligations of
  states and
  political
  subdivisions             1,898     9.26        15,124     7.36     $   4,395     7.77%     $      596   8.16%
Corporate and
  other securities           480     5.44             5     5.50         1,011     5.46
Mortgage-backed
  securities                                                                                      2,099   9.11
                      ----------             ----------              ---------               ----------
Total securities
  held to maturity    $   17,390     6.00%   $   61,716     6.50%    $   5,406     7.34%     $    2,695   8.90%
                      ==========     ====    ==========     ====     =========     ====      ==========   ====

--------------------------------------------------------------------------------
                                   (Continued)


                                      55.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


LOAN PORTFOLIO
The amount of loans outstanding and the percent of the total represented by each type on the dates indicated were as follows.

                                          1997             1996            1995             1994            1993
                                          ----             ----            ----             ----            ----
Real estate loans
   Construction                      $     94,329    $     88,162     $     82,206    $     84,393     $     52,866
   Residential mortgage                   943,003         943,137          984,481       1,006,401          927,113
   Non-residential mortgage               683,112         550,984          419,333         366,537          330,733
Commercial, financial and
  agricultural loans                      636,198         654,870          594,141         523,444          463,825
Installment and credit card loans         377,583         327,606          312,261         297,575          255,174
Other loans                                 7,181           5,384            6,335          10,040           11,690
                                     ------------    ------------     ------------    ------------     ------------

     Total Loans                     $  2,741,406    $  2,570,143     $  2,398,757    $  2,288,390     $  2,041,401
                                     ============    ============     ============    ============     ============

Real estate loans
   Construction                               3.5             3.4              3.4             3.7             2.6
   Residential mortgage                      34.4            36.7             41.0            44.0            45.4
   Non-residential mortgage                  24.9            21.5             17.5            16.0            16.2
Commercial, financial and
  agricultural loans                         23.2            25.5             24.8            22.9            22.7
Installment and credit card loans            13.8            12.7             13.0            13.0            12.5
Other loans                                    .2              .2               .3              .4              .6
                                     ------------    ------------     ------------    ------------     -----------

     Total Loans                            100.0%          100.0%           100.0%          100.0%          100.0%
                                     ============    ============     ============    ============     ===========

Real estate loans, including construction and mortgage loans, approximated 63% of total loans at December 31, 1997. Collateral evaluations and the historical data of the Company's mortgage loan losses are used to determine the amount necessary for the allowance for credit losses. The Company's general collateral policy for residential real estate mortgages is to follow FNMA and FHLMC guidelines, which generally require a loan-to-value ratio of 80% or private mortgage insurance for loan-to-value ratios in excess of 80%.

A significant portion (23%) of the loan portfolio is composed of commercial loans. Personal and business financial status, credit standing, and available collateral of commercial borrowers, plus management's judgment as to prevailing and anticipated economic conditions and the historical data of the Company's commercial loan losses, are taken into consideration when determining the amount of the allowance for credit losses needed for commercial loans. The amount of collateral required on commercial loans is generally determined based on a loan-by-loan assessment. Average loan-to-value ratios for commercial loans typically range from 50% to 80%. Factors which are considered include, among other things, the purpose of the loan, the current financial status of the borrower and the borrower's prior credit history.

The remaining portion (14%) of the Company's loan portfolio are installment, credit card loans and other loans and leases. A thorough credit examination is done at the time of the extension of credit. The Company sold substantially all of its credit card loans in the fourth quarter of 1996. The Company makes consumer loans on both a secured and unsecured basis depending, in part, on the nature, purpose and term of the loan. Loan-to-value ratios for secured consumer loans range from 70% to 90% as a general rule. The historical data of the Company's consumer loan losses and the Company's credit evaluations are used to determine the necessary amount for its allowance for credit losses.


--------------------------------------------------------------------------------
                                   (Continued)


                                      56.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


The following table shows the amount of commercial, financial and agricultural loans and real estate construction loans outstanding as of December 31, 1997 which, based on remaining scheduled repayments of principal, are due in the periods indicated. Also, the amounts due after one year are classified according to their sensitivity to changes in interest rates.

                                                         Due In           Due In          Due After
                                                         1 Year        1 Yr - 5 Yrs        5 Years          Total
                                                         ------        ------------        -------          -----
Commercial, financial and
  agricultural                                        $   222,089     $    208,827    $    205,282     $    636,198
Construction                                               69,707            4,524          20,098           94,329
                                                      -----------     ------------    ------------     ------------
     Total                                            $   291,796     $    213,351    $    225,380     $    730,527
                                                      ===========     ============    ============     ============

Total due after one year
------------------------
Fixed rate commercial, financial,
  agricultural and construction                                       $     61,608    $     76,947     $    138,555
Variable rate commercial, financial,
  agricultural and construction                                            153,693         146,483          300,176
                                                                      ------------    ------------     ------------
     Total                                                            $    215,301    $    223,430     $    438,731
                                                                      ============    ============     ============

Actual maturities of loans will differ from the contractual maturities presented in the table above because of prepayments, rollovers and renegotiation of payment terms, among other factors.

The following table presents the aggregate amounts of non-performing assets and respective ratios on the dates indicated.

                                               1997           1996            1995           1994           1993
                                               ----           ----            ----           ----           ----

Nonaccrual loans                          $     9,485     $     8,688    $    12,217    $    13,649     $    14,435
Restructured loans                                475             491            904            329             538
                                          -----------     -----------    -----------    -----------     -----------
     Total nonperforming loans                  9,960           9,179         13,121         13,978          14,973
Other real estate owned                           529           2,759          2,697          3,031           5,999
                                          -----------     -----------    -----------    -----------     -----------
     Total nonperforming assets           $    10,489     $    11,938    $    15,818    $    17,009     $    20,972
                                          ===========     ===========    ===========    ===========     ===========

Loans 90 days or more past due
  and not on nonaccrual                   $     4,280     $     7,027    $     2,091    $     4,031     $     2,289
                                          ===========     ===========    ===========    ===========     ===========

Nonperforming loans to total loans                .36%           .36%            .55%           .61%            .73%
Nonperforming assets to total loans
  plus other real estate owned                    .38            .46             .66            .74            1.02
Allowance for credit losses to total
  nonperforming loans                          360.46         341.01          226.47         217.59          199.51
Allowance for credit losses to total
  nonperforming assets                         342.27         262.20          187.86         178.82          142.44
Loans 90 days or more past due and
  not on nonaccrual to total loans                .16            .27             .09            .18             .11

--------------------------------------------------------------------------------
                                   (Continued)


                                      57.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


SFAS 114 "Accounting by Creditors for Impairment of a Loan," and SFAS 118 "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," were adopted effective January 1, 1995. Residential mortgage, installment and other consumer loans are collectively evaluated for impairment. Individual commercial loans exceeding size thresholds established by management are evaluated for impairment. Impaired loans are recorded at the loan's fair value by the establishment of a specific allowance where necessary. The fair value of the underlying collateral-dependent loans is determined by the fair value of the underlying collateral. The fair value of noncollateral-dependent loans is determined by discounting expected future interest and principal payments at the loan's effective interest rate.

At December 31, 1997, the recorded investment on impaired loans measured in accordance with SFAS 114 amounted to $6,467, of which $5,668 or 88% of impaired loans have a specific allowance of $1,008. The average recorded investment in impaired loans for the year ended December 31, 1997 was $7,807. Interest income recognized in 1997 related to impaired loans was $334, of which $224 was recognized on a cash basis. At December 31, 1996, the recorded investment in impaired loans measured in accordance with SFAS 114 amounted to $10,357, of which $8,645 of impaired loans had a specific allowance of $2,622 and the remaining $1,712 of impaired loans had no specific allowance because the fair value of the collateral securing the loan exceeded the investment in the loan. The decrease in impaired loans from 1996 to 1997 was the result of certain 1996 impaired loans paying off in 1997, and no new significant loans becoming impaired during 1997.

Nonaccrual loans are comprised principally of loans 90 days past due, as well as certain loans which are current but where serious doubts exist as to the ability of the borrower to comply with the repayment terms. Interest previously accrued and not yet paid on nonaccrual loans is reversed or charged against the allowance for credit losses during the period in which the loan is placed in a nonaccrual status, except where the Company has determined that such loans are adequately secured as to principal and interest. Interest earned thereafter is included in income only to the extent that it is received in cash. In certain cases, interest received may be credited against principal outstanding under the cost recovery method.

AmeriCom and First National have purchased certain lease receivables and extended loans with an aggregate outstanding balance at December 31, 1997 of $4,985 to The Bennett Funding Group, Inc. and related entities (Bennett) which remain subject to the Bennett bankruptcy proceeding commenced in March, 1996. On December 29, 1997 and January 7, 1998, the bankruptcy judge ruled that AmeriCom and First National, respectively, are secured creditors with respect to $1,484 and $1,831, respectively, of their outstanding Bennett portfolios. In early 1998, AmeriCom and First National received $1,247 and $1,421, respectively from the Trustee in bankruptcy pursuant to the judge's order. These decisions have been appealed by the bankruptcy trustee and the appeals are pending. No decision has been rendered with respect to $1,671 in loans from AmeriCom and First National which present different issues from the issues decided by the bankruptcy judge. Due to the complexity of the remaining legal issues, management and the Company's legal counsel are currently unable to form an opinion as to the likely outcome of the Banks' position with respect to the remaining Bennett portfolio. The aggregate outstanding balance of the Bennett portfolio after receipt of payout was $2,317 including $250 on non-accrual and $2,067 ninety days past due and still accruing.

Other real estate owned amounted to $529 and $2,759 at December 31, 1997 and 1996, respectively. The Company has been able to reduce other real estate owned balances since 1993, through improved asset quality, improved controls, and timely sales of foreclosed properties.

As of December 31, 1997, the Company did not have any loan concentrations which exceeded 10% of total loans.


--------------------------------------------------------------------------------
                                   (Continued)


                                      58.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


SUMMARY OF CREDIT LOSS EXPERIENCE The following table presents a summary of credit loss experience for the periods indicated.

                                          1997              1996           1995             1994            1993
                                          ----              ----           ----             ----            ----

Balance at beginning of
  the period                         $     31,301    $     29,715     $     30,415    $     29,872     $     26,930
Loans charged-off:
     Real estate                             (842)         (1,410)            (770)           (807)            (758)
     Commercial and
       agricultural loans                  (3,391)         (2,705)          (5,528)         (3,785)          (7,051)
     Installment and credit card           (3,578)         (4,441)          (2,823)         (2,017)          (2,574)
     Other loans                              (68)            (14)                             (14)             (82)
                                     ------------    ------------     ------------    ------------     ------------
         Total charge-offs                 (7,879)         (8,570)          (9,121)         (6,623)         (10,465)
                                     ------------    ------------     ------------    ------------     ------------
Recoveries:
     Real estate                              296             384              526             228              283
     Commercial and
       agricultural loans                   1,268           1,813            1,539           1,913            2,036
     Installment and credit card            1,007           1,086              814             906            1,147
     Other loans                               46              57               36                               28
                                     ------------    ------------     ------------    ------------     ------------
         Total recoveries                   2,617           3,340            2,915           3,047            3,494
                                     ------------    ------------     ------------    ------------     ------------

Net loans charged-off                      (5,262)         (5,230)          (6,206)         (3,576)          (6,971)
Provision charged to
  operating expense                         9,862           6,816            5,506           4,119            9,409
Effect of conforming year ends
  of pooled entities                                                                                            504
                                     ------------    ------------     ------------    ------------     ------------

Balance at the end of the
  period                             $     35,901    $     31,301     $     29,715    $     30,415     $     29,872
                                     ============    ============     ============    ============     ============

Ratio of net charge-offs to
  average loans outstanding                   .20%            .21%             .26%            .17%             .35%
Allowance for credit losses to
  total loans                                1.31            1.22             1.24            1.33             1.46
Allowance for loan losses to
  total nonperforming loans                360.46          341.01           226.47          217.59           199.51

The provision for credit losses reflects the amount necessary in management's opinion to maintain an adequate reserve, based upon its analysis of the loan portfolio (including the loan growth rate and change in the mix of the loan portfolio) and general economic conditions and the necessity to state certain individual loans at their estimated fair value.

The Company's banking subsidiaries monitor the adequacy of their allowances for credit losses on a monthly basis. The banking subsidiaries formally document their evaluations of the adequacy of their allowances for credit losses on a quarterly basis and the evaluations are reviewed and discussed with each bank's respective Board of Directors. The Company's Asset Quality Department presents a quarterly consolidated evaluation of the adequacy of the allowance for credit losses to the Company's Board of Directors. These evaluations of potential losses include, without limitation, a review of the current financial status and credit standing of commercial borrowers and their prior history, an evaluation of


--------------------------------------------------------------------------------
                                   (Continued)


                                      59.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


available collateral, a review of loss experience in relation to outstanding loans, and management's judgment as to prevailing and anticipated economic conditions. Such factors include, among others, changes in the credit grade assigned to the loan by either the assigned officer or by the Company's Asset Quality Department from its periodic reviews of segments of the loan portfolios, and increases or decreases in specific reserves assigned to individual loans. Residential mortgage and consumer portfolios are collectively evaluated giving consideration to the trend of delinquencies and charge-offs and current and anticipated economic conditions.

The following table sets forth the allocation of the allowance for credit losses for the periods indicated.

                                          1997              1996           1995             1994            1993
                                          ----              ----           ----             ----            ----

Real estate                          $      1,850    $      2,063     $      1,633    $      3,607     $      3,528
Commercial, financial and
  agricultural                             11,158           8,825            9,693          11,383           11,878
Installment and credit card                 4,228           3,491            2,841           2,942            3,293
Other loans                                   355           1,106              474             422              579
Unallocated                                18,310          15,816           15,074          12,061           10,594
                                     ------------    ------------     ------------    ------------     ------------

     Total                           $     35,901    $     31,301     $     29,715    $     30,415     $     29,872
                                     ============    ============     ============    ============     ============

DEPOSITS
The following is a schedule of average deposit amounts and average rates paid on each category for the period indicated (in thousands of dollars):

                                         Average Amounts Outstanding                      Average Rate Paid
                                           Year Ended December 31,                     Year Ended December 31,
                              ---------------------------------------------     ----------------------------------
                                   1997            1996             1995          1997         1996         1995
                                   ----            ----             ----          ----         ----         ----
Noninterest-bearing
  demand deposits             $    327,682     $    307,161    $    291,520
Interest-bearing
  demand deposits                  343,429          368,852         356,856        2.14%        1.96%        2.08%
Savings deposits                   748,672          755,544         763,943        2.87         2.90         3.00
Time deposits                    1,627,770        1,587,455       1,532,265        5.63         5.62         5.52
                              ------------     ------------    ------------
     Total                    $  3,047,553     $  3,019,012    $  2,944,584
                              ============     ============    ============

The following is a schedule of maturities of time deposits in amounts of $100,000 or more as of December 31, 1997:

Three months or less                                                                           $   115,308
Three through six months                                                                            62,724
Six through twelve months                                                                           78,329
Over twelve months                                                                                  92,868
                                                                                               -----------
     Total                                                                                     $   349,229
                                                                                               ===========


--------------------------------------------------------------------------------
                                   (Continued)

                                      60.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


SHORT-TERM BORROWINGS
The following table sets forth certain information relative to the securities sold under agreements to repurchase and Federal funds purchased. Generally, repurchase agreements are sold to local government entities and businesses and have maturity terms of overnight to 30 days. Federal funds purchased generally have overnight terms.

                                                                                         December 31,
                                                                         ------------------------------------------
                                                                              1997           1996           1995
                                                                              ----           ----           ----
Total securities sold under agreement to repurchase and
  Federal funds purchased at period-end                                 $    182,362    $   186,782     $   112,608

Weighted average interest rate at period-end                                    4.95%          5.19%           4.54%

Maximum outstanding at any month-end during the year                    $    268,320    $   210,294     $   138,276
Average amount outstanding                                                   211,228        147,050         121,866

Weighted average rates during the year                                          4.95%          4.60%           4.79%

YEAR 2000 SOFTWARE INITIATIVES
Management has initiated a company-wide assessment, remediation and conversion program to address the effect of the year 2000 on the Company's information systems and application software. The Company's Year 2000 Readiness Project contains assessment, renovation, validation and implementation phases. A substantial majority of the significant application software utilized by the Company is licensed from a third-party vendor and management is working with the vendor to ensure that the software will operate properly in the year 2000. At this time, the estimated cost to remediate the Company's year 2000 issues is not expected to be material.

FORWARD LOOKING STATEMENTS
From time to time, the Company may publish forward-looking statements relating to such matters as anticipated operating results, prospects for new lines of business, technological developments, economic trends (including interest rates), reorganization transactions and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, and the purpose of this paragraph is to secure the use of the safe harbor provisions. While the Company believes that the assumptions underlying the forward-looking statements contained herein and in other public documents are reasonable, any of the assumptions could prove to be inaccurate, and accordingly, actual results and experience could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause actual results or experience to differ from results discussed in the forward-looking statements include, but are not limited to: economic conditions; volatility and direction of market interest rates; capital investment in and operating results of non-banking business ventures of the Company; the ability of the Company's broker/dealer subsidiary to recruit registered representatives; governmental legislation and regulation; material unforeseen changes in the financial condition or results of operations of the Company's customers; customer reaction to and unforeseen complications with respect to the Company's product redesign initiative; the effect of the year 2000 on the Company's computer systems; and other risks identified, from time-to-time in the Company's other public documents on file with the Securities and Exchange Commission.


--------------------------------------------------------------------------------
                                   (Continued)

                                      61.

                            SKY FINANCIAL GROUP, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
The primary market risk to which the Company is exposed is interest rate risk. The primary business of the Company and the composition of its balance sheet consists of investments in interest-earning assets, which are funded by interest-bearing liabilities. These financial instruments have varying levels of sensitivity to changes in the market rates of interest, resulting in market risk. None of the Company's financial instruments are held for trading purposes.

One method the Company uses to manage its interest rate risk is a rate sensitivity gap analysis, (see "Asset/Liability Management.") The Company also monitors its interest rate risk through a sensitivity analysis, whereby it measures potential changes in its future earnings and the fair values of its financial instruments that may result from one or more hypothetical changes in interest rates. This analysis is performed by estimating the expected cash flows of the Company's financial instruments using interest rates in effect at year-end 1997. For the fair value estimates, the cash flows are then discounted to year-end to arrive at an estimated present value of the Company's financial instruments. Hypothetical changes in interest rates are then applied to the financial instruments, and the cash flows and fair values are again estimated using these hypothetical rates. For the net interest income estimates, the hypothetical rates are applied to the financial instruments based on the assumed cash flows. The Company applies these interest rate shocks to its financial instruments up and down 200 basis points. The following table presents an analysis of the potential sensitivity of the Company's 1998 net interest income to sudden and sustained 100 basis-point changes in market interest rates:

           Change in Rates                                         $ Amount      $ Change      % Change
           ---------------                                         --------      --------      --------
1998
+200 Basis points                                                $  162,558      $   1,575        1.0%
FLAT                                                                160,983
-200 Basis points                                                   154,071         (6,912)      (4.3)%

The above analysis is based on numerous assumptions, including relative levels of market interest rates, loan prepayments and reactions of depositors to changes in interest rates, and should not be relied upon as being indicative of actual results. Further, the analysis does not necessarily contemplate all actions the Company may undertake in response to changes in interest rates.

IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS
SFAS No. 129, "Disclosures of Information about Capital Structure," become effective for the Company in 1997. SFAS No. 129 consolidated existing accounting guidance relating to disclosure about a company's capital structure. SFAS No. 129 did not affect the Company's disclosures.

Two additional pronouncements become effective for the Company in 1998. SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," each require selected disclosures in the Company's 1998 financial statements.

EFFECTS OF INFLATION
The assets and liabilities of the Company are primarily monetary in nature and are more directly affected by the fluctuation in interest rates than inflation. Movement in interest rates is a result of the perceived changes in inflation as well as monetary and fiscal policies. Interest rates and inflation do not necessarily move with the same velocity or within the same period; therefore, a direct relationship to the inflation rate cannot be shown. The financial information presented in this report has been prepared in accordance with generally accepted accounting principles, which require that the Company measure financial position and operating results primarily in terms of historical dollars.

--------------------------------------------------------------------------------



                                      62.

                            SKY FINANCIAL GROUP, INC.
         SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------

                                                                                         June 30,       December 31,
                                                                                           1998             1997
                                                                                           ----             ----
ASSETS
     Cash and due from banks                                                        $     156,753    $      138,105
     Federal funds sold                                                                    35,200            36,526
     Interest-bearing deposits with financial institutions                                 13,266             6,389
     Securities available for sale at fair value                                          944,128           818,267
     Securities held to maturity (Estimated fair value $88,018 in 1997)                         -            87,207
     Loans held for sale                                                                   18,003            17,711
     Total loans                                                                        2,777,796         2,741,406
       Less allowance for credit losses                                                   (39,278)          (35,901)
                                                                                    -------------    --------------
         Net loans                                                                      2,738,518         2,705,505
     Premises and equipment, net                                                           83,117            84,697
     Accrued interest receivable and other assets                                          97,475            88,491
                                                                                    -------------    --------------
         Total assets                                                               $   4,086,460    $    3,982,898
                                                                                    =============    ==============

LIABILITIES
     Deposits
       Noninterest-bearing deposits                                                 $     399,645    $      354,658
       Interest-bearing deposits                                                        2,812,276         2,785,967
                                                                                    -------------    --------------
         Total deposits                                                                 3,211,921         3,140,625
     Securities sold under repurchase agreements and federal funds
       purchased                                                                          186,281           182,362
     Debt and Federal Home Loan Bank advances                                             331,268           283,369
     Accrued interest payable and other liabilities                                        34,769            39,115
                                                                                    -------------    --------------
         Total liabilities                                                              3,764,239         3,645,471
                                                                                    -------------    --------------

SHAREHOLDERS' EQUITY
     Serial preferred stock, $10.00 par value; 10,000,000 shares authorized; none issued
     Preferred stock, no par value; 2,000,000 shares authorized;
       none issued
     Common stock, no par value; 150,000,000 shares authorized;
       36,582,511 and 36,572,758 shares issued in 1998 and 1997                           204,736           207,314
     Retained earnings                                                                    140,211           128,427
     Treasury stock, at cost; 861,310 and 169,475 shares in 1998 and 1997                 (29,281)           (4,096)
     ESOP obligations and unearned shares                                                    (262)             (325)
     Unrealized gain on securities available for sale                                       6,817             6,107
                                                                                    -------------    --------------
         Total shareholders' equity                                                       322,221           337,427
                                                                                    -------------    --------------
         Total liabilities and shareholders' equity                                 $   4,086,460    $    3,982,898
                                                                                    =============    ==============


--------------------------------------------------------------------------------
          See notes to supplemental consolidated financial statements.


                                      63.

                            SKY FINANCIAL GROUP, INC.
      SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                 (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------

                                                                                            For the six months
                                                                                              ended June 30,
                                                                                             1998           1997
                                                                                             ----           ----
INTEREST INCOME
     Loans, including fees                                                              $   127,229     $   118,961
     Securities
         Taxable                                                                             26,112          24,892
         Nontaxable                                                                           1,833           1,957
     Federal funds sold and other                                                             1,891           1,513
                                                                                        -----------     -----------
         Total interest income                                                              157,065         147,323
                                                                                        -----------     -----------

INTEREST EXPENSE
     Deposits                                                                                61,813          58,692
     Borrowed funds                                                                          14,264          10,653
                                                                                        -----------     -----------
         Total interest expense                                                              76,077          69,345
                                                                                        -----------     -----------

NET INTEREST INCOME                                                                          80,988          77,978

PROVISION FOR CREDIT LOSSES                                                                   5,859           3,974
                                                                                        -----------     -----------

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES                                        75,129          74,004
                                                                                        -----------     -----------

OTHER INCOME
     Trust department income                                                                  1,949           1,370
     Service charges and fees on deposit accounts                                             6,515           6,196
     Mortgage banking income                                                                 11,525           5,924
     Brokerage commissions                                                                    4,841           3,141
     Collection agency fees                                                                   2,581           2,564
     Net, securities gains (losses)                                                             458            (652)
     Net gains on sales of commercial financing loans                                         8,865           4,716
     Other income                                                                             8,610          15,576
                                                                                        -----------     -----------
         Total other income                                                                  45,344          38,835
                                                                                        -----------     -----------

OTHER EXPENSES
     Salaries and employee benefits                                                          41,246          37,314
     Occupancy and equipment expense                                                         11,285          10,259
     Merger, integration, and restructuring expense                                           4,904               -
     Other operating expense                                                                 26,887          22,427
                                                                                        -----------     -----------
         Total other expenses                                                                84,322          70,000
                                                                                        -----------     -----------

INCOME BEFORE INCOME TAXES                                                                   36,151          42,839
INCOME TAXES                                                                                 11,083          13,977
                                                                                        -----------     -----------

NET INCOME                                                                              $    25,068     $    28,862
                                                                                        ===========     ===========

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                                             $    25,068     $    28,257
                                                                                        ===========     ===========

BASIC EARNINGS PER COMMON SHARE                                                         $       .70     $      .79
                                                                                        ===========     ==========
DILUTED EARNINGS PER COMMON SHARE                                                       $       .69     $      .77
                                                                                        ===========     ==========

--------------------------------------------------------------------------------
          See notes to supplemental consolidated financial statements.



                                      64.

                            SKY FINANCIAL GROUP, INC.
                 SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS
                       OF COMPREHENSIVE INCOME (UNAUDITED)
                            (In thousands of dollars)

--------------------------------------------------------------------------------

                                                                                            For the six months
                                                                                              ended June 30,
                                                                                          1998             1997
                                                                                          ----             ----

NET INCOME                                                                            $     25,068     $     28,862

OTHER COMPREHENSIVE INCOME, NET OF TAX:
     Reclassification adjustment for amounts realized on securities
       sales included in net income                                                           (298)             424
     Unrealized gain/(loss) on available for sale securities arising
       during the period                                                                     1,008             (302)
                                                                                      ------------     ------------

COMPREHENSIVE INCOME                                                                  $     25,778     $     28,984
                                                                                      ============     ============



                            SKY FINANCIAL GROUP, INC.
                SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF
                   CHANGES IN SHAREHOLDERS' EQUITY (UNAUDITED)
                            (In thousands of dollars)

--------------------------------------------------------------------------------

                                                                                            For the six months
                                                                                              ended June 30,
                                                                                            1998           1997
                                                                                            ----           ----

Balances at beginning of period                                                            337,427          332,665

Net income                                                                                  25,068           28,862
Preferred cash dividends                                                                         -             (605)
Common cash dividends ($.31 per share in 1998 and $.25 per share in 1997)                  (13,028)         (11,294)
Unrealized gain (loss) on securities available for sale                                        710              122
Treasury shares acquired                                                                   (27,139)          (7,264)
Treasury shares issued                                                                       1,000              423
Preferred stock retired                                                                          -          (21,801)
Fractional shares and other items                                                           (1,817)             265
                                                                                      ------------     ------------

Balances at end of period                                                             $    322,221     $    321,373
                                                                                      ============     ============


--------------------------------------------------------------------------------
      See notes to supplemental interim consolidated financial statements.



                                      65.

                            SKY FINANCIAL GROUP, INC.
    SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                             (Dollars in thousands)

--------------------------------------------------------------------------------

                                                                                              For the six months
                                                                                                Ended June 30,
                                                                                             1998           1997
                                                                                             ----           ----


NET CASH FLOWS FROM OPERATING ACTIVITIES                                                $    22,361     $    14,693

CASH FLOWS FROM INVESTING ACTIVITIES
     Net increase in interest-bearing deposits with financial institutions                   (6,877)         (1,926)
     Net increase in federal funds sold                                                       1,326          (1,861)
     Securities available for sale:
         Proceeds from maturities and payments                                              155,122          80,247
         Proceeds from sales                                                                 15,058          57,830
         Purchases                                                                         (227,948)       (157,382)
     Securities held to maturity:
         Proceeds from maturities and payments                                               20,260          55,900
         Purchases                                                                             (395)        (45,893)
     Proceeds from sales of loans                                                             6,093           2,000
     Net increase in loans                                                                  (44,519)       (118,409)
     Purchases of premises and equipment                                                     (5,533)        (12,510)
     Purchases of life insurance contracts                                                   (1,200)        (20,000)
     Purchase of loans                                                                            -          (3,250)
     Proceeds from sales of premises and equipment                                               95           1,889
     Proceeds from sales of other real estate                                                   439             683
                                                                                        -----------     -----------
              Net cash used by investing activities                                         (88,079)       (162,682)
                                                                                        -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Cash transferred in connection with sale of branch deposits                                            (84,927)
     Net increase in deposit accounts                                                        71,296          84,788
     Net increase in federal funds and repurchase agreements                                  3,919          68,530
     Net increase (decrease) in short-term FHLB advances                                    (84,210)         55,000
     Proceeds from issuance of debt and long-term FHLB advances                             171,500          74,400
     Repayment of debt and long-term FHLB advances                                          (39,391)        (10,767)
     Cash dividends and fractional shares paid                                              (12,018)        (11,728)
     Preferred stock retired                                                                      -         (21,801)
     Proceeds from issuance of common stock                                                   1,410             652
     Treasury stock purchases                                                               (27,481)         (7,259)
     Other items                                                                               (659)           (592)
                                                                                        -----------     -----------
              Net cash provided by financing activities                                      84,366         146,296
                                                                                        -----------     -----------

NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS                                           18,648          (1,693)
CASH AND DUE FROM BANKS AT BEGINNING OF PERIOD                                              138,105         131,855
                                                                                        -----------     -----------

CASH AND DUE FROM BANKS AT END OF PERIOD                                                $   156,753     $   130,162
                                                                                        ===========     ===========

NONCASH TRANSACTIONS:
     Securitization of loans held for sale                                              $       241     $     6,344

--------------------------------------------------------------------------------
      See notes to supplemental interim consolidated financial statements.



                                      66.

                            SKY FINANCIAL GROUP, INC.
         NOTES TO SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1998 and 1997
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These supplemental interim consolidated financial statements give retroactive effect to the merger and acquisition transactions discussed in Note 2 of the notes to supplemental interim consolidated financial statements and, as a result, the supplemental interim consolidated balance sheets, statements of income and statements of cash flows are presented as if the Sky Financial Group, Inc. ("Company"), Citizens Bancshares, Inc. ("Bancshares"), Mid Am Inc. ("Mid Am"), UniBank and Century Financial Corporation ("Centrury") had been consolidated for all periods presented. The supplemental consolidated statements of changes in shareholders' equity reflect the accounts of the Company as if the common stock issued in the merger and acquisitions had been outstanding during all periods presented. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation of the merger with Mid Am. However, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued. The supplemental interim consolidated financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Bancshares and Mid Am included in their December 31, 1997 Annual Reports on Form 10-K.

The supplemental interim consolidated financial statements of the Company include the accounts of Mid American National Bank and Trust Company ("Mid Am Bank"), First National Bank Northwest Ohio ("First National"), American Community Bank, N.A. ("AmeriCom"), AmeriFirst Bank, N.A. ("AmeriFirst"), Adrian State Bank ("Adrian"), Mid Am Recovery Services, Inc. ("MARSI"), MFI Investments Corp. ("MFI"), Mid Am Credit Corp. ("MACC"), Mid Am Financial Services, Inc. ("MAFSI"), Simplicity Mortgage Consultants, Inc. ("Simplicity"), Mid Am Private Trust, N.A. ("MAPT") Mid Am Information Services, Inc ("MAISI"), Mid Am Capital Trust I ("MACT")Citizens and its subsidiaries, ValueNet, Century, Freedom Financial Life Insurance Company, Freedom Express, Inc. and First National Bank of Chester ("FNB"). All significant intercompany transactions and accounts have been eliminated in consolidation.

These supplemental interim consolidated financial statements are prepared without audit and reflect all adjustments which, in the opinion of management, are necessary to present fairly the consolidated financial position of the Company at June 30, 1998, and its results of operations and cash flows for the periods presented. All such adjustments are of a normal, recurring nature. The supplemental consolidated financial statements do not purport to contain all the necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary under the circumstances.

The accounting and reporting policies followed by the Company conform to generally accepted accounting principles and to general practices within the financial services industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

The Company's business is primarily related to commercial banking and related services. The Company also operates businesses relating to collection activities, broker-dealer operations and commercial finance lending. However, the revenues, operating profit and assets of the collection business, broker-dealer business and finance company are not material for separate disclosure. The Company's predominant business continues to be banking.

--------------------------------------------------------------------------------
                                   (Continued)


                                      67.

                            SKY FINANCIAL GROUP, INC.
         NOTES TO SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1998 and 1997
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The provision for income taxes is based upon the effective tax rate expected to be applicable for the entire year. For the six months ended June 30, 1998 and 1997, the Company paid interest in the amount of $77,022 and $68,206 and paid taxes in the amount of $12,523 and $15,841.

All earnings per share amounts are calculated in accordance with SFAS No. 128, "Earnings per Share." Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of shares outstanding during the period, as restated for shares issued in business combinations accounted for as poolings-of-interests and stock dividends and splits. Diluted earnings per share is computed using the weighted average number of shares determined for the basic computation plus the number of shares of common stock that would be issued assuming all contingently issuable shares having a dilutive effect on earnings per share were outstanding for the period.

The weighted average number of common shares outstanding for basic and diluted earnings per share computations were as follows:

                                                                                            For the six months
                                                                                              ended June 30,
                                                                                            1998           1997
                                                                                            ----           ----
NUMERATOR
     Net income                                                                         $    25,068     $    28,862
     Less:  Preferred stock dividends                                                                          (605)
                                                                                        -----------     -----------
         Net income available to common shareholders (Basic)                                 25,068          28,257

     Effect of dilutive securities:
     Convertible preferred stock                                                                                605
                                                                                        -----------     -----------
         Net income (Diluted)                                                           $    25,068     $    28,862
                                                                                        ===========     ===========

DENOMINATOR:
     Weighted-average common shares outstanding (Basic)                                  35,848,000      35,602,000
     Exercise of options                                                                    543,000         243,000
     Convertible preferred stock                                                                          1,713,000
                                                                                        -----------     -----------
     Weighted-average common shares outstanding (Diluted)                                36,391,000      37,558,000
                                                                                        ===========     ===========

EARNINGS PER SHARE:
     Basic                                                                              $       .70     $      .79
                                                                                        ===========     ==========
     Diluted                                                                            $       .69     $      .77
                                                                                        ===========     ==========

The Company entered into three merger transactions in 1998 and one merger transaction in 1996 and 1995, all of which were accounted for as poolings of interests (see Note 2). The Company's Board of Directors declared a two-for-one stock split payable June 1, 1998 to shareholders of record May 12, 1998 and a three-for-two stock split payable January 12, 1996 to shareholders of record December 31, 1995. All share and per share data have been retroactively adjusted to reflect the mergers and the stock split.

Under a new accounting standard, comprehensive income is now reported for all periods. Comprehensive income includes both net income and other comprehensive income. Other comprehensive income includes the change in unrealized gains and losses on securities available for sale.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------
                                   (Continued)


                                      68.

                            SKY FINANCIAL GROUP, INC.
         NOTES TO SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1998 and 1997
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131 "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 establishes new standards for the way public companies report information about their operating segments in annual and interim financial statements. The Company will be required to adopt SFAS 131 no later than December 31, 1998. SFAS 131 adopts a management approach to determine operating segments and then imposes quantitative criteria to determine which operating segments, if any, must be reported. The Company is currently evaluating SFAS 131 and has not determined what operating segments will be reported under the new standards disclosure rules which, on an annual basis, will include information regarding each reportable operating segments, products and services, factors used to determine reportable segments, and certain operating information such as interest revenue, interest expense, and profit or loss of the operating segment.


NOTE 2 - MERGERS, ACQUISITIONS AND DIVESTITURES

Effective October 2, 1998, Bancshares and Mid Am affiliated in a merger-of-equals transaction which was accounted for as a pooling of interests. Shareholders of Mid Am received 0.77 shares of Bancshares common stock for each share of Mid Am stock owned. Subsequent to but in conjunction with the merger, Bancshares changed its name to Sky Financial Group, Inc. (the "Company"). Mid Am had assets of approximately $2.3 billion with 83 banking offices located in Western Ohio and Southern Michigan. Mid Am also owns 7 financial services subsidiaries which engage in lines of business which are closely related to banking.

Effective March 6, 1998, Unibank, Steubenville, Ohio, affiliated with Bancshares by merging into Citizens Banking Company ("Citizens"), a wholly owned subsidiary of Bancshares. The transaction was affected through the exchange of 26.5 common shares of the Company (as restated for the stock split discussed in Note 1) for each of Unibank's outstanding common shares, with cash paid in lieu of fractional shares. Unibank had assets of approximately $216,000 with 12 offices in Jefferson and Columbiana counties, and will be operated as branches of Citizens.

Effective May 12, 1998, Century Financial Corporation, Rochester, Pennsylvania, merged into Bancshares. The transaction was affected through the exchange of
 .7926 common shares of Bancshares (as restated for the stock split discussed in Note 1) for each of Century's outstanding common shares, with cash paid in lieu of fractional shares. Century had assets of approximately $453,000 with 13 branches in Beaver and Butler counties in Pennsylvania. Initially, Century will operate as a wholly-owned subsidiary of the Company.

The transactions were accounted for as poolings of interests. The following is a summary of the separate results of operations of the Company and Mid Am for the six months ended June 30:

                                                      1998                                    1997
                                                      ----                                    ----
                                          Net Interest                           Net Interest
                                            Income           Net Income             Income           Net Income
                                            ------           ----------             ------           ----------

Company                                  $    35,958         $    9,179          $    33,697        $   12,132
Mid Am                                        45,030             15,889               44,281            16,730
                                         -----------         ----------          -----------        ----------
     Combined                            $    80,988         $   25,068          $    77,978        $   28,862
                                         ===========         ==========          ===========        ==========

--------------------------------------------------------------------------------
                                   (Continued)


                                      69.

                            SKY FINANCIAL GROUP, INC.
         NOTES TO SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1998 and 1997
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


NOTE 2 - MERGERS, ACQUISITIONS AND DIVESTITURES (Continued)

On July 22, 1998, Bancshares entered into an agreement and plan of merger with The Ohio Bank, Findlay, Ohio, whereby shareholders of the Ohio Bank will receive
63.25 Bancshares common shares for each share of The Ohio Bank owned. The Ohio Bank had assets of $579,405 and $539,031 as of December 31, 1997 and 1996, and net income of $6,019, $5,428 and $5,306 in 1997, 1996 and 1995. The merger is subject to approval by regulatory agencies and The Ohio Bank's shareholders, and is expected to be completed during the fourth quarter of 1998.

NOTE 3 - SECURITIES

The amortized costs, unrealized gains and losses and estimated fair values are as follows:

                                                                            Gross         Gross          Estimated
                                                           Amortized      Unrealized    Unrealized         Fair
JUNE 30, 1998                                                Cost           Gains         Losses           Value
-------------                                                ----           -----         ------           -----
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities                                  $    121,243    $      889    $      (98)    $    122,034
U.S. Government agencies and corporations                      156,912         1,511          (307)         158,116
Obligations of states and political subdivisions                77,435         1,793           (71)          79,157
Corporate and other securities                                  23,371           794                         24,165
Mortgage-backed securities                                     477,112         2,777        (1,104)         478,785
                                                          ------------    ----------    ----------     ------------
         Total debt securities available for sale              856,073         7,764        (1,580)         862,257
Marketable equity securities                                    77,579         4,720          (428)          81,871
                                                          ------------    ----------    ----------     ------------
         Total securities available for sale              $    933,652    $   12,484    $   (2,008)    $    944,128
                                                          ============    ==========    ==========     ============

DECEMBER 31, 1997
SECURITIES AVAILABLE FOR SALE
U.S.  Treasury securities                              $     83,850     $       628    $      (139)    $     84,339
U.S.  Government agencies and corporations                  138,689           1,350           (362)         139,677
Obligations of states and political
  subdivisions                                               55,830           1,488            (87)          57,231
Corporate and other securities                               27,870             328           (108)          28,090
Mortgage-backed securities                                  449,161           3,121         (1,278)         451,004
                                                       ------------     -----------    -----------     ------------
         Total debt securities available for sale           755,400           6,915         (1,974)         760,341
Marketable equity securities                                 53,488           4,440             (2)          57,926
                                                       ------------     -----------    -----------     ------------
         Total securities available for sale           $    808,888     $    11,355    $    (1,976)    $    818,267
                                                       ============     ===========    ===========     ============

SECURITIES HELD TO MATURITY
U.S.  Treasury securities                              $     38,618     $       158    $        (8)    $     38,768
U.S.  Government agencies and corporations                   22,981              51            (13)          23,019
Obligations of states and political
  subdivisions                                               22,013             428                          22,441
Corporate and other securities                                1,496                            (24)           1,472
Mortgage-backed securities                                    2,099             219                           2,318
                                                       ------------     -----------    -----------     ------------
         Total securities held to maturity             $     87,207     $       856    $       (45)    $     88,018
                                                       ============     ===========    ===========     ============

In connection with the acquisition of Century discussed in Note 2, Citizens transferred approximately $60,000 of securities classified as held to maturity to available for sale during the second quarter of 1998 as allowed by the applicable provisions of SFAS No. 115.


--------------------------------------------------------------------------------
                                   (Continued)


                                      70.

                            SKY FINANCIAL GROUP, INC.
         NOTES TO SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1998 and 1997
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


NOTE 3 - SECURITIES (Continued)

The amortized cost and estimated market value of debt securities at June 30, 1998, by contractual maturity are shown below. Expected maturities will likely differ from contractual maturities because some issuers have the right to call or prepay obligations at any time with or without penalty.

                                                                                        Amortized       Estimated
                                                                                          Cost          Fair Value
                                                                                          ----          ----------
DEBT SECURITIES AVAILABLE FOR SALE
     Due in one year or less                                                          $     69,495     $     69,715
     Due after one year through five years                                                 187,126          188,766
     Due after five years through ten years                                                 99,548          101,309
     Due after ten years                                                                    22,792           23,682
     Mortgage-backed securities                                                            477,112          478,785
                                                                                      ------------     ------------
         Total debt securities available for sale                                     $    856,073     $    862,257
                                                                                      ============     ============

Proceeds from the sales of securities and the gross realized gains and losses are as follows:

                                                                                            For the six months
                                                                                              ended June 30,
                                                                                            1998           1997
                                                                                            ----           ----

Proceeds from sales of securities available for sale                                    $    15,058     $    57,830
Gross realized gains on sales                                                                   468             198
Gross realized losses on sales                                                                   10             850


NOTE 4 - LOANS AND ALLOWANCE FOR CREDIT LOSSES

The loan portfolio is summarized as follows:

                                                                                         June 30,      December 31,
                                                                                           1998            1997
                                                                                           ----            ----
Real estate loans:
    Construction                                                                     $      97,746   $       94,329
    Residential mortgage                                                                   970,915          943,003
    Non-residential mortgage                                                               707,618          683,112
Commercial, financial and agricultural                                                     627,844          636,198
Installment and credit card loans                                                          367,915          377,583
Other loans                                                                                  5,758            7,181
                                                                                     -------------   --------------
     Total loans                                                                     $   2,777,796   $    2,741,406
                                                                                     =============   ==============

--------------------------------------------------------------------------------
                                   (Continued)



                                      71.

                            SKY FINANCIAL GROUP, INC.
         NOTES TO SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1998 and 1997
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


NOTE 4 - LOANS AND ALLOWANCE FOR CREDIT LOSSES (Continued)

Following is a summary of the activity in the allowance for loan losses for the six months ended June 30:

                                                                                            1998           1997
                                                                                            ----           ----

Balance at beginning of period                                                          $    35,901     $    31,301
Provision for loan losses                                                                     5,859           3,974
Recoveries                                                                                    2,371           1,234
Loans charged-off                                                                            (4,853)         (3,686)
                                                                                        -----------     -----------
Balance at end of period                                                                $    39,278     $    32,823
                                                                                        ===========     ===========

Information regarding impaired loans at June 30, 1998 and 1997 did not significantly differ from amounts disclosed in the Supplemental Consolidated Financial Statements as of December 31, 1997 and 1996.


NOTE 5 - DEBT AND FEDERAL HOME LOAN BANK ADVANCES

The Company's debt and Federal Home Loan Bank ("FHLB") advances are comprised of the following:

                                                                                          June 30,     December 31,
                                                                                            1998           1997

     Short-term borrowings under bank line of credit                                  $      5,000      $    15,000
     Borrowings under FHLB lines of credit at weighted interest
       rate of 5.44% at June 30, 1998                                                      246,404          238,355
     Capital lease obligations                                                               2,344            2,481
     Subordinated debt, interest rate of 7.08%, due January 2008                            50,000
     Mid Am, Inc. obligated mandatorily redeemable capital securities
       of subsidiary trust, interest at 10.20%, due June 2027                               27,500           27,500
     Other items                                                                                20               33
                                                                                      ------------      -----------

         Total                                                                        $    331,268      $   283,369
                                                                                      ============      ===========


--------------------------------------------------------------------------------
                                   (Continued)


                                      72.

                            SKY FINANCIAL GROUP, INC.
         NOTES TO SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1998 and 1997
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


NOTE 5 - DEBT AND FEDERAL HOME LOAN BANK ADVANCES (Continued)

FHLB advances are collateralized by all shares of FHLB stock owned by subsidiary banks and by 100% of subsidiary banks' qualified mortgage loan. Based on the carrying amount of FHLB stock owned by subsidiary banks, total FHLB advances are limited to approximately $509,920.

On December 31, 1996, Mid Am entered into an agreement with a financial institution which enabled the Company to borrow up to $20,000 through December 31, 1997. The agreement was renewed in December, 1997 and permits the Company to borrow up to $25,000 through December 31, 1998. Interest on advances taken on the facility is accrued at either the financial institution's prime rate, a formula based on the London Interbank Offering Rate, or a formula based on the Federal Funds Rate. The Company may elect the interest rate method to be applied to amounts outstanding in $100 increments. The agreement provides for an annual fee of .1875% on the average unused portion of the credit facility. The agreement also contains covenants which require the Company, among other things, to maintain mimimum tangible net worth, as defined, of $165,000, maintain specified minimum capital ratios, and not permit non-performing assets to total loans and non-performing assets to total capital ratios to exceed specified maximums. The weighted-average amount outstanding under the agreement was $9,444 during 1997 with an average interest rate was 6.40%.

During 1997, MCAT, in a private placement, issued $27,500 of 10.20% capital securities through a wholly-owned special purpose subsidiary. The Company's obligated mandatorily redeemable capital securities may be redeemed by the Company prior to their mandatory June 1, 2027 redemption date commencing June 1, 2007 at a redemption price of 105.10% of the face value the capital securities and thereafter at a premium which declines annually. On or after June 1, 2017, the capital securities may be redeemed at face value. The Company's mandatorily redeemable capital securities are considered to be Tier I capital.

On January 16, 1998, Mid Am issued $50,000 of 7.08% subordinated debt in a private placement transaction. The subordinated debt matures in 2008. For regulatory capital purposes, the subordinated debt is considered Tier II capital.


NOTE 6 - OTHER INCOME AND OTHER OPERATING EXPENSE

The following is a summary of other income and other operating expense:

                                                                                              For the six months
                                                                                                ended June 30,
                                                                                            1998           1997
                                                                                            ----           ----
OTHER INCOME
     Gain on sale of deposits and branch offices                                                         $    8,703
     Legal settlement                                                                     $    1,475
     International department fees                                                               548            531
     Net gains on sales of other loans                                                           327            472
     Other                                                                                     6,260          5,870
                                                                                          ----------     ----------

Total other income                                                                        $    8,610     $   15,576
                                                                                          ==========     ==========

--------------------------------------------------------------------------------
                                   (Continued)



                                      73.

                            SKY FINANCIAL GROUP, INC.
         NOTES TO SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                             June 30, 1998 and 1997
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


NOTE 6 - OTHER INCOME AND OTHER OPERATING EXPENSE (Continued)

                                                                                              For the six months
                                                                                                ended June 30,
                                                                                            1998           1997
                                                                                            ----           ----
OTHER OPERATING EXPENSE
     Brokerage commissions                                                                $    3,198     $    1,856
     State franchise taxes                                                                     2,050          1,833
     Printing and supplies                                                                     1,573          1,558
     Legal and other professional fees                                                         3,236          2,091
     Amortization of intangible assets                                                         1,220          1,338
     Other                                                                                    15,610         13,751
                                                                                          ----------     ----------

Total other operating expense                                                             $   26,887     $   22,427
                                                                                          ==========     ==========


--------------------------------------------------------------------------------
                                   (Continued)


                                      74.

                            SKY FINANCIAL GROUP, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             June 30, 1998 and 1997
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------

The following discussion and analysis represents a review of the Company's consolidated financial condition, results of operations, liquidity and capital resources. This review should be read in conjunction with the consolidated financial statements.

RESULTS OF OPERATIONS
Core earnings, which excludes the after tax financial impact of merger, integration, and other nonrecurring charges and income were $28,511 in the first half of 1998 compared with $25,414 in the first half of 1997. Diluted earnings per share before nonrecurring items were $.78 for the first six months of 1998 up from $.68 for the same period in 1997. Before nonrecurring items, return on average shareholder' equity was 17.82% and return on average assets was 1.42%.

Net income, as a result of the after tax financial impact of the nonrecurring items was $25,068 , a decrease of $3,794 (13%) for the first half of 1998 , as compared to net income for the same period in 1997 of $28,862. Diluted earnings per share were $.69 for the first six months of 1998 down form .77 for the same period in 1997. The return on average shareholder's equity was 15.67% and the return on average assets was 1.25%. The first half of 1998 results included nonrecurring items of income and expense, including a $4,904 merger, integration and restructuring charge related to acquisitions ,a special provision for loan loss of $2,000 and a gain due to a legal settlement of $1,475. The merger, integration and restructuring charge was for severance pay, service contracts, transaction fees and cost related to branch closures in the elimination of duplicate facilities.

The provision for loan loss of $5,859 for the six months ended June 30, 1998 increased $1,885 or 47% from the comparable period in 1997. The increase in provision for loan loss was mostly attributable to a $2,000 additional provision related to the Century acquisition to increase Century's loan loss allowance as a percent of loans outstandings to Bancshares' level.

Non-interest income increased $6,509 or 16.8% for the six months ended June 30, 1998 from the comparable period in 1997. This increase was primarily the result higher mortgage banking revenue due to higher volumes of loans sold , higher gains on the sale of commercial financing loans due to higher volumes of loans sold as well as higher margins and a nonrecurring legal settlement gain of $1,475 offset by a decrease in the other income. Other income in 1997 included a pre-tax gain of $8,703 on the sale of $95 million of deposits and seven branch offices of AmeriFirst Bank N.A. Income from bank owned life insurance was $666 for the six months ended June 30, 1998 compared to $161 for the six months ended June 30,1997. Citizens implemented the single premium BOLI to offset the cost of employee benefits .

Non-Interest expense increased $14,322 or 20% for the six months ended June 30, 1998 from the comparable period in 1997. This increase was primarily due to the pretax merger, integration and restructure expenses of $4,904, increased Salary and benefits expense from an increase in full-time equivalent employees, mainly at the Company's financial service affiliates. Commission paid to employees increased due to higher mortgage loan originations.

ACQUISITIONS AND BUSINESS FORMATIONS
Effective October 2, 1998, Bancshares and Mid Am affiliated in a merger-of-equals transaction which was accounted for as a pooling of interests. Shareholders of Mid Am received 0.77 shares of Bancshares common stock for each share of Mid Am stock owned, with cash paid in lieu of fractional shares. In conjunction with the merger, Bancshares changed its name to Sky Financial Group, Inc. Mid Am had assets of approximately $2.3 billion, with 83 banking offices located in western Ohio and southern Michigan. Mid Am also owned 7 financial services subsidiaries, now subsidiaries of the Company, which engage in lines of business closely related to banking.


--------------------------------------------------------------------------------


                                      75.

                            SKY FINANCIAL GROUP, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             June 30, 1998 and 1997
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------


On July 22, 1998, Bancshares entered into an agreement and plan of merger with The Ohio Bank, Findlay, Ohio, whereby shareholders of the Ohio Bank will receive
63.25 Bancshares common shares for each share of The Ohio Bank owned. The Ohio Bank had assets of $579,405 and $539,031 as of December 31, 1997 and 1996, and net income of $6,019, $5,428 and $5,306 in 1997, 1996 and 1995. The merger is subject to approval by regulatory agencies and The Ohio Bank's shareholders, and is expected to be completed during the fourth quarter of 1998.

Effective May 12, 1998, Century Financial Corporation, Rochester, Pennsylvania, merged into Bancshares. The transaction was affected through the exchange of
 .7926 common shares of Bancshares for each of Century's outstanding common shares, with cash paid in lieu of fractional shares. CFC had assets of approximately $453,000 with 13 branches in Beaver and Butler counties in Pennsylvania. Initially, Century will operate as a wholly-owned subsidiary of the Company.

NET INTEREST INCOME
The net interest margin decreased 4 basis points to 4.45% at June 30, 1998 compared to 4.49% at December 31, 1997 and decreased 10 basis points compared to 4.55% at June 30, 1997.

The following table, presented on a tax equivalent basis, summarizes net interest income and net interest margin for the six-month periods ended June 30, 1998 and 1997.

                                                                                             1998           1997
                                                                                             ----           ----

Net interest income                                                                     $    80,988     $    77,978
Taxable equivalent adjustments to net interest income                                         2,265           2,136
                                                                                        -----------     -----------
Net interest income, fully-taxable equivalent                                           $    83,253     $    80,114
                                                                                        ===========     ===========

Net interest margin                                                                            4.33%          4.43%
Taxable equivalent adjustment                                                                   .12             .12
                                                                                        -----------     -----------
Net interest margin, fully taxable equivalent                                                  4.45%          4.55%
                                                                                        ===========     ==========

CHANGES IN FINANCIAL CONDITION
Total assets of $4,086,460 at June 30, 1998, increased $103,562 compared to year-end 1997. Total deposits at June 30, 1998, of $3,211,921 increased $71,296 from December 31, 1997. These lower cost sources of funds were used to purchase investment and mortgage-backed securities available for sale and to fund loan growth. Net loans totaled $2,738,518 at June 30 1998, representing an increase of $33,013 or 1.2% since year-end 1997.

LIQUIDITY
On January 16, 1998, the Company issued $50,000 of 7.08% subordinated ten-year debt in a private placement transaction. The proceeds from this debt will be used for general corporate purposes, including funding of consumer finance subsidiary loans, reduction of borrowings under the Company's line of credit, investment securities and the buyback of the Company's common stock under a systematic plan for funding future stock dividends and issuance of shares under its stock option plan. The subordinated debt is considered Tier II capital for regulatory purposes.

All held to maturity securities at Bancshares were reclassified to available for sale in order to provide additional liquidity following the acquisitions in 1998. Approximately $60 million of securities were reclassified. The market value of the securities transferred were not materially different than their book value.


--------------------------------------------------------------------------------

                                      76.

                            SKY FINANCIAL GROUP, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             June 30, 1998 and 1997
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------

Management believes that the Company's liquidity position is strong based on its high level of cash, cash equivalents, core deposits, the stability of its funding sources and its strong capital base.

CAPITAL RESOURCES
The following table presents the various capital and leverage ratios of the Company as of June 30, 1998 and December 31, 1997.

                                                                                            1998           1997
                                                                                            ----           ----

Total adjusted average assets for leverage ratio                                      $  4,038,033     $  3,880,849
Risk-weighted assets and off-balance-sheet financial
  instruments for capital ratio                                                          3,126,768        3,019,090
Tier I capital                                                                             325,239          343,599
Total risk-based capital                                                                   412,924          378,254
Leverage ratio                                                                                 8.1%            8.9%
Tier I capital ratio                                                                          10.4            11.4
Total capital ratio                                                                           13.2            12.5

The unrealized gain on securities available for sale, net of tax effect, was $6,817 at June 30, 1998, compared to an unrealized gain of $6,107 at December 31, 1997.

DEPOSITS
Total non-interest bearing demand deposits increased $44,987 or 12.7% in the first half of 1998 when compared to December 31,1997 and resulted in total deposits increasing $71,296 or 22.7% during the same period.

NONPERFORMING ASSETS
Nonperforming loans as a percentage of total loans were .39% at June 30, 1998, as compared to .36% at December 31, 1997. The allowance for loan losses as a percentage of total loans at June 30, 1998, was 1.41% compared to 1.31% at December 31, 1997. Allowance for credit losses as a percentage of total non-perfoming loans at June 30, 1998, were 401.66% compared with 360.36% at December 31, 1997.

The Corporation continues to analyze the adequacy of its allowance for loan losses as a percentage of total loans on a quarterly basis. Annualized net charge-offs constituted .18% of average loans for the six months ended June 30, 1998, as compared to .20% for the year ended December 31, 1997.

Other real estate owned totaled $305 at June 30, 1998 and $529 at December 31, 1997.

YEAR 2000 SOFTWARE INITIATIVES
Management has initiated a company-wide assessment, remediation and conversion program to address the effect of the year 2000 on the Company's information systems and application software. The Company's Year 2000 Readiness Project contains assessment, renovation, validation and implementation phases. A substantial majority of the significant application software utilized by the Company is licensed from a third-party vendor and management is working with the vendor to ensure that the software will operate properly in the year 2000. At this time, the estimated cost to remediate the Company's year 2000 issues is not expected to be material.

--------------------------------------------------------------------------------


                                      77.

                            SKY FINANCIAL GROUP, INC.
                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             June 30, 1998 and 1997
                  (Dollars in thousands, except per share data)

--------------------------------------------------------------------------------

FORWARD LOOKING STATEMENTS
From time to time, the Company may publish forward-looking statements relating to such matters as anticipated operating results, prospects for new lines of business, technological developments, economic trends (including interest rates), reorganization transactions and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, and the purpose of this paragraph is to secure the use of the safe harbor provisions. While the Company believes that the assumptions underlying the forward-looking statements contained herein and in other public documents are reasonable, any of the assumptions could prove to be inaccurate, and accordingly, actual results and experience could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause actual results or experience to differ from results discussed in the forward-looking statements include, but are not limited to: economic conditions; volatility and direction of market interest rates; capital investment in and operating results of non-banking business ventures of the Company; the ability of the Company's broker/dealer subsidiary to recruit registered representatives; governmental legislation and regulation; material unforeseen changes in the financial condition or results of operations of the Company's customers; customer reaction to and unforeseen complications with respect to the Company's product redesign initiative; the effect of the year 2000 on the Company's computer systems; and other risks identified, from time-to-time in the Company's other public documents on file with the Securities and Exchange Commission.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

There have been no material changes in the quantitative and qualitative disclosures about market risks as of June 30, 1998 from that presented in the Company's Supplemental Financial Review presented elsewhere herein for the year ended December 31, 1997.

--------------------------------------------------------------------------------


                                      78.